EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER BETWEEN
                           VOLT INFORMATION SCIENCES, INC.,
                                   AUTOLOGIC , INC.
                                         AND
                           INFORMATION INTERNATIONAL, INC.


                    THIS AGREEMENT, is entered into as of October 5, 1995

          by and among VOLT INFORMATION SCIENCES, INC., a New York

          corporation ("VOLT"), AUTOLOGIC , INC., a Delaware corporation

          ("NEWCO"), and INFORMATION INTERNATIONAL, INC., a Delaware

          corporation ("TRIPLE-I").



                                W I T N E S S E T H :

                    WHEREAS, VOLT owns 99% of all the issued and

          outstanding capital stock of AUTOLOGIC, INC., a California corporation ("AUTOLOGIC"), and all of the issued and outstanding capital stock of NEWCO;

                    WHEREAS, AUTOLOGIC owns all of the issued and

          outstanding stock of AUTOLOGIC INTERNATIONAL, LTD., a Delaware corporation ("AIL"), with branches in Spain, France and Germany;

                    WHEREAS, VOLT owns, directly or indirectly, all of the

          issued and outstanding stock of Volt-Autologic, Ltd. of England,

          a U.K. corporation, Volt-Autologic, Ltd. of Israel, an Israeli corporation, Volt-Autologic, Inc. of Canada, a Canadian

          corporation, Volt-Autologic AB of Sweden, a Swedish corporation and Volt Autologic Pty. Limited of Australia, an Australian

          corporation (collectively the "VOLT SUBSIDIARIES");

                    WHEREAS, VOLT intends to merge AUTOLOGIC into NEWCO

          with NEWCO remaining as the surviving corporation;





                    WHEREAS, the parties hereto intend to merge TRIPLE-I

          into NEWCO, with NEWCO remaining as the surviving corporation,

          subject to the terms of this Agreement;

                    WHEREAS, prior to the Closing Date and the merger of

          TRIPLE-I into NEWCO, VOLT shall own 3,022,900 shares of Common

          Stock of NEWCO;

                    WHEREAS, the parties hereto intend that NEWCO shall

          purchase, and VOLT shall sell to NEWCO, all of the issued and outstanding capital stock of the VOLT SUBSIDIARIES for  310,100 shares of NEWCO Common Stock;

                    WHEREAS, the parties intend that VOLT shall be entitled

          to receive up to an additional 100,000 shares of NEWCO Common

          Stock in the event that certain options granted by TRIPLE-I shall be or shall have been exercised;

                    WHEREAS, upon the closing of the transactions described

          herein, VOLT shall own an aggregate amount of 3,333,000 shares of

          NEWCO and shall be entitled to receive up to 100,000 additional shares of NEWCO Common Stock as provided herein;

                    WHEREAS, the parties intend that upon the merger of

          TRIPLE-I into NEWCO, the Stockholdings of each shareholder of

          TRIPLE-I shall be converted into the same number of shares of

          NEWCO Common Stock , as a consequence of which,  as of the

          Effective Time of the merger of TRIPLE-I into NEWCO, TRIPLE-I's shareholders shall hold an amount of shares of NEWCO Common Stock equal to (i) 2,405,620 shares of NEWCO Common Stock (which is equal to the number of TRIPLE-I shares of Common Stock that were







          issued and outstanding on June 25, 1995), and (ii) the number of shares of TRIPLE-I Common Stock that were issued subsequent to

          June 25, 1995, and prior to the Effective Time, upon the exercise of certain stock options granted by TRIPLE-I; and

                    WHEREAS, the Boards of Directors of TRIPLE-I, VOLT and

          NEWCO each have determined, with the advice of their respective independent investment bankers, that it is in the best interests of their respective companies and shareholders that TRIPLE-I shall be merged into NEWCO (and that NEWCO shall be the surviving corporation) and that such merger presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly VOLT, NEWCO and TRIPLE-I have agreed to effect such merger upon the terms and subject to the conditions set forth herein.

                    NOW, THEREFORE, in order to consummate the merger, sale

          and purchase set forth above and in consideration of the promises and the mutual covenants and benefits to be derived from this

          Agreement, VOLT, NEWCO and TRIPLE-I stipulate, consent and agree as follows:



                         ARTICLE I- MERGER AND SALE OF SHARES

                    1.1  The TRIPLE-I/NEWCO Merger  Subject to the terms

          and conditions of this Agreement, at the Effective Time (as defined in this Section 1.1), TRIPLE-I shall be merged with and into NEWCO in accordance with this Agreement and the separate corporate existence of TRIPLE-I shall thereupon cease (the







          "TRIPLE-I/NEWCO Merger").  NEWCO shall be the surviving

          corporation in the TRIPLE-I/NEWCO Merger (sometimes hereinafter referred to as the "Surviving Corporation").  The TRIPLE-I/NEWCO

          Merger shall have the effect specified in the Delaware General

          Corporation Law (the "DGCL").  If all the conditions to the

          TRIPLE-I/NEWCO Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause a Certificate of Merger meeting the requirements of

          Section  251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date or as soon as practicable thereafter.  The TRIPLE-I/NEWCO Merger shall become effective at the time of the filing of the Certificate of Merger in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the TRIPLE-I/NEWCO Merger (the

          "Effective Time"), but in any event as soon as practicable on or after the Closing Date.

                    1.2  Shares to be Purchased from VOLT.  Subject to the

          terms and conditions of this Agreement, on the Closing Date VOLT shall sell and transfer to NEWCO all of the issued and

          outstanding shares of

               Volt-Autologic, Ltd. of England
               Volt-Autologic, Ltd. of Israel
               Volt-Autologic, Inc. of Canada
               Volt-Autologic AB of Sweden
               Volt-Autologic Pty. Limited of Australia

          (the "Volt Subsidiary Shares"), provided, however, that at the

          Closing, one of the two shares of Volt-Autologic, Ltd. of Israel,







          and one of the forty thousand shares of VOLT-Autologic Pty.

          Limited of Australia, shall be conveyed to AIL.

                    1.3  Consideration for the Shares.  The consideration

          for the Volt Subsidiary Shares to be paid to VOLT by NEWCO at the

          Closing shall be  310,100 fully-paid and non-assessable shares of the common stock of NEWCO.  The consideration shall be allocated as follows:

                                            Allocated Shares of
          Entities Stock Acquired             NEWCO  Stock

          Volt-Autologic, Ltd. of England            110,000
          Volt-Autologic, Ltd. of Israel              10,000
          Volt-Autologic, Inc. of Canada              80,100
          Volt-Autologic AB of Sweden                 70,000
          Volt-Autologic Pty. Limited of Australia    40,000

          Total NEWCO Shares                         310,100 shares

                    1.4  Additional Consideration.  As additional

          consideration for the TRIPLE-I/NEWCO Merger, VOLT shall be entitled to receive, and NEWCO shall issue to VOLT, up to an additional 100,000 fully-paid and non-assessable shares of common stock of NEWCO (the "Additional Shares") in the following

          circumstances and subject to the following conditions:

                         (a)   As of June 25, 1995, there were outstanding

          options (the "TRIPLE-I Options") issued pursuant to the TRIPLE-I

          1976 Employees' Stock Option Incentive Plan and the TRIPLE-I

          Directors' Stock Option Plan (the "TRIPLE-I Option Plans")

          entitling the holders thereof to acquire 590,500 shares of

          TRIPLE-I Common Stock upon the exercise of  such TRIPLE-I

          Options.








                         (b)  Pursuant to the provisions of Section 5.7(a)

          below, NEWCO will assume the obligation of TRIPLE-I to the option holders in respect of the TRIPLE-I Options and will issue,

          instead of TRIPLE-I shares, NEWCO shares upon the exercise of such options (which NEWCO Shares are referred to hereafter  as the "Option Shares") .

                         (c)  The parties agree that NEWCO will issue

          Additional Shares to VOLT in satisfaction of NEWCO's obligation under this Section 1.4 on the basis of 100 Additional Shares for every 590 Option Shares issued subsequent to June 25, 1995, and that such Additional Shares shall be issued within 30 days following the end of each calendar quarter during the life of the

          TRIPLE-I Options, commencing with the quarter following the

          Closing, but in quarterly lots of not less than 1,000 each,

          except in respect of the final quarter.  In the event that fewer than 1,000 Additional Shares would be issued in respect of a quarter, except in respect of the final quarter, such number of shares will be added to the Additional Shares issuable in the following quarter or quarters until the minimum required number is met or exceeded.

                    1.5  Conversion of Stock.  As of the Effective Time, by

          virtue of the TRIPLE-I/NEWCO Merger and without any action on the part of any stockholder of TRIPLE-I:

                         (a)  Each share of  TRIPLE-I Common Stock that is

          owned by TRIPLE-I or by any subsidiary of TRIPLE-I shall be canceled and retired and shall cease to exist.







                         (b)  Each  share of TRIPLE-I Common Stock that

          remains outstanding at the Effective Time (the "Existing TRIPLE-I

          Common Stock") shall be converted into and become one validly issued, fully paid and non-assessable share of NEWCO Common

          Stock.

                         (c)  Each share of Common Stock of NEWCO that has

          been issued prior to the Closing and remains outstanding at the

          Effective Time shall remain issued and outstanding and shall be unchanged by the TRIPLE-I/NEWCO Merger.

                    1.6  Exchange Procedures.  (a) As of the Effective

          Time, each certificate theretofore representing issued and outstanding shares of Existing TRIPLE-I Common Stock ("Existing

          TRIPLE-I Certificates"), shall be deemed for all purposes to evidence ownership of, and to represent, the same number of shares of NEWCO.  The registered owner on the books and records of NEWCO, or its transfer agents, of any such Existing TRIPLE-I

          Certificate shall, until such certificate is surrendered for transfer pursuant to this Section 1.6(a), have and be entitled to exercise any and all voting and other rights with respect to, and receive any and all dividend and other distributions upon, the shares of NEWCO Common Stock evidenced by such Existing TRIPLE-I

          Certificate.

                         (b)  If after the Effective Time an Existing

          TRIPLE-I Certificate is presented for transfer to NEWCO , it shall be canceled and exchanged for a certificate or certificates









          for the same number of shares of NEWCO Common Stock  as was represented by  such Existing TRIPLE-I Certificate.



                               ARTICLE II - THE CLOSING

                    2.1  The Closing shall take place on November 3, 1995,

          or such other date as the parties may agree,  at 10:00 a.m. New

          York time, at the offices of Parker Chapin Flattau & Klimpl, LLP,

          1211 Avenue of the Americas, 17th Floor, New York, New York

          10036, but in all events, unless otherwise agreed by the parties hereto, the Closing shall be deemed to have occurred as of  the nearest fiscal month end, provided that each of the conditions precedent to Closing have been met or waived by a party entitled to the satisfaction of such condition.  In the event that a condition precedent to a party's obligation to close has not been met due to a failure to complete a process or obtain a consent or approval required to fulfill the condition or has not been waived pursuant to this Section 2.1, the parties shall diligently endeavor to complete the process or obtain the consent or

          approval and the Closing shall be postponed to a date which the parties shall agree should reasonably be sufficient to permit satisfying the condition, or obtaining the consent or approval;

          provided however, in no event shall the Closing be postponed beyond March 31, 1996.  To the extent necessary or required, the transfer of the shares of Volt-Autologic Ltd. of Israel shall be effected at a bank in Israel selected by the parties.









                        ARTICLE III - REPRESENTATIONS OF VOLT

                    VOLT represents and warrants to TRIPLE-I that, as of

          the Closing Date:

                    3.1  Organization, Standing and Power of VOLT.  VOLT is

          a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.

                    3.2  Organization, Standing and Power of AUTOLOGIC and

          NEWCO.

                         (a)  AUTOLOGIC is a corporation duly organized,

          validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as

          currently conducted.  AUTOLOGIC is duly qualified or licensed to do business and in good standing in each jurisdiction where the nature of its business or the character of the properties owned or leased by it makes such qualification or licensing necessary,

          except where the failure to be so qualified or licensed would not have a material adverse effect on the assets, operations,

          business or financial condition of AUTOLOGIC, taken as a whole.

          The minute books of AUTOLOGIC which VOLT has caused to be made available to TRIPLE-I for inspection, correctly reflect all actions taken by the stockholders or directors of AUTOLOGIC.

                         (b)  NEWCO is a corporation duly organized,

          validly existing and in good standing under the laws of the







          jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as

          currently conducted.  NEWCO is duly qualified or licensed to do business and in good standing in each jurisdiction where the nature of its business or the character of the properties owned or leased by it makes such qualification or licensing necessary,

          except where the failure to be so qualified or licensed would not have a material adverse effect on the assets, operations,

          business or financial condition of NEWCO, taken as a whole.  The minute books of NEWCO which VOLT has caused to be made available to TRIPLE-I for inspection, correctly reflect all actions taken by the stockholders or directors of NEWCO.

                    3.3  (a)  Capitalization of AUTOLOGIC.  The authorized

          capital stock of AUTOLOGIC consists of 50,000 shares of Common

          Stock of which VOLT is the record and beneficial owner of 3,478 shares (the "AUTOLOGIC Shares").  Until the merger described in

          Paragraph  5.1(c), VOLT will be the record and beneficial owner of the AUTOLOGIC Shares, in each case free and clear of any lien,

          claim, charge or encumbrance of any kind except for transfer restrictions, imposed by applicable state and federal securities laws.  All the AUTOLOGIC Shares are duly authorized, validly issued, fully paid and nonassessable, and immediately prior to the merger described in Section  5.1(c), only the AUTOLOGIC

          Shares will be issued and outstanding.  There are not outstanding any subscriptions, options, warrants, conversion rights or other agreements or commitments of any kind obligating AUTOLOGIC







          directly or indirectly, contingently or otherwise, to issue or sell any shares of its capital stock or any securities

          convertible into or exchangeable for any such shares, and no authorization therefor has been given.  Except as provided by federal or state securities laws, the AUTOLOGIC Shares are not subject to any restrictions, contractual or otherwise, relating to their disposition, nor to any right or obligation of AUTOLOGIC or any other person to purchase them.

                         (b)  Capitalization of NEWCO.   At the closing,

          the authorized capital stock of NEWCO  will consist of 9,000,000 shares of Common Stock.  Immediately prior to the Closing, VOLT will be the record and beneficial owner of 3,022,900 shares of

          NEWCO Common Stock which will be all of the issued and

          outstanding shares of NEWCO, in each case free and clear of any lien, claim, charge or encumbrance of any kind (which together with the shares of NEWCO Common Stock to be issued to VOLT pursuant to  Section 1.3 of this Agreement are hereinafter referred to as the "Unregistered NEWCO Shares").  All the

          Unregistered NEWCO Shares will be duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in this Agreement, there will not be outstanding any subscriptions,

          options, warrants, conversion rights or other agreements or commitments of any kind obligating NEWCO directly or indirectly,

          contingently or otherwise, to issue or sell any shares of its capital stock or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been







          given.  Except as provided by federal or state securities laws,

          the NEWCO shares of Common Stock are not subject to any

          restrictions, contractual or otherwise, relating to their

          disposition, nor to any right or obligation of NEWCO or any other person to purchase them.

                    3.4  AUTOLOGIC and NEWCO Charter Documents and By-Laws.



                         (a)  True and correct copies of the Articles of

          Organization and By-Laws as most recently amended, stock issuance and ownership records and lists of officers and directors of

          AUTOLOGIC have been furnished to TRIPLE-I.

                         (b)  True and correct copies of the Certificate of

          Incorporation and By-Laws as most recently amended, stock

          issuance and ownership records and lists of officers and

          directors of NEWCO have been furnished to TRIPLE-I.

                    3.5  VOLT SUBSIDIARIES Articles of Organization,

          Standing and Power.

                         (a)  Each of the VOLT SUBSIDIARIES is a

          corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized or incorporated, as the case may be, and has the requisite corporate power and authority to carry on its business as currently

          conducted.  The VOLT SUBSIDIARIES are each duly qualified or licensed to do business and in good standing in each jurisdiction where the nature of its business or the character of the

          properties owned or leased by it makes such qualification or







          licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the assets, operations, business or financial condition of the VOLT

          SUBSIDIARIES.  The minute books of the VOLT SUBSIDIARIES, which

          VOLT has caused to be made available to TRIPLE-I for inspection,

          correctly reflect all actions taken by the stockholders,

          directors or managing agents of each of the VOLT SUBSIDIARIES.

                    3.6  VOLT SUBSIDIARIES' SHARES.  The authorized capital

          stock of each VOLT SUBSIDIARY consists of the following:

          Subsidiary                         Shares of Common Stock

          Volt-Autologic, Ltd. of England                100 shares

          Volt-Autologic, Ltd. of Israel              60,000 shares

          Volt-Autologic, Inc. of Canada                 100 shares

          Volt-Autologic AB of Sweden                    500 shares

          Volt-Autologic Pty. Limited of Australia   100,000 shares

          VOLT and or one or more or VOLT's wholly-owned subsidiaries is the record and beneficial owner of all of the Volt Subsidiary

          Shares in each case free and clear of any lien, claim, charge or encumbrance of any kind.  All the VOLT SUBSIDIARIES' Shares are duly authorized, validly issued, fully paid and nonassessable,

          and immediately prior to the Closing, the following shares of the authorized capital stock of the VOLT SUBSIDIARIES are issued and outstanding:

          Subsidiary                              Outstanding Shares

          Volt-Autologic, Ltd. of England         100 shares

          Volt-Autologic, Ltd. of Israel            2 shares







          Volt-Autologic, Inc. of Canada          100 shares

          Volt-Autologic AB of Sweden             500 shares

          Volt-Autologic Pty. Limited of

          Australia                               100,000 shares

          There are not outstanding any subscriptions, options, warrants,

          conversion rights or other agreements or commitments of any kind obligating any of the VOLT SUBSIDIARIES or VOLT, directly or indirectly, contingently or otherwise, to issue or sell any shares of the VOLT SUBSIDIARIES' capital stock or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given.  Except as provided by federal,  state, foreign, or provincial  securities laws, the

          VOLT SUBSIDIARIES Shares are not subject to any restrictions,

          contractual or otherwise, relating to their disposition, nor to any right or obligation of VOLT SUBSIDIARIES or any other person to purchase them.  Upon the TRIPLE-I/NEWCO Merger, as provided for in this Agreement, NEWCO will have good and valid title to the VOLT SUBSIDIARIES' Shares, free and clear of any lien, claim,

          charge or encumbrance of any kind, except for such restrictions as may be imposed by federal, state, foreign or provincial securities laws, or state notice requirements.

                    3.7  VOLT SUBSIDIARIES' Articles of Organization and By

          Laws.  True and correct copies of the Articles of Organization and By Laws or all equivalent documents under the jurisdiction of each of the VOLT SUBSIDIARIES, as most recently amended, share issuance and ownership records and lists of officers and







          directors of the VOLT SUBSIDIARIES have been provided to TRIPLE-I by VOLT.

                    3.8  AIL Organization, Standing and Power.  AIL is a

          corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.  AIL is duly qualified or licensed to do business and in good standing in each jurisdiction where the nature of its business or the character of the

          properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the assets, operations, business or financial condition of AIL, taken as a whole.  The minute books of AIL, true copies of which VOLT has caused to be made available to TRIPLE-I for inspection,

          correctly reflect all actions taken by the stockholders or directors of AIL.

                    3.9  Capitalization of AIL.  The authorized capital

          stock of AIL consists of 200 shares of common stock.  AUTOLOGIC is and at the Closing NEWCO will be the record and beneficial owner of all of the issued and outstanding capital stock of AIL,

          free and clear of any lien, claim, charge or encumbrance of any kind.  All the capital stock of AIL is duly authorized, validly issued, fully paid and nonassessable, and 150 shares of the authorized capital stock of AIL are and at the Closing will be issued and outstanding (the "AIL Shares").  There are not







          outstanding any subscriptions, options, warrants, conversion rights or other agreements or commitments of any kind obligating

          AIL, AUTOLOGIC, NEWCO or VOLT, directly or indirectly,

          contingently or otherwise, to issue or sell any shares of AIL's capital stock or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given.  Except as provided by federal or state securities laws,

          the AIL Shares are not subject to any restrictions, contractual or otherwise, relating to their disposition, nor to any right or obligation of AIL or any other person to purchase them.  Upon the

          Closing of this Agreement and the merger provided for in Article

          5.1(c), NEWCO will have good and valid title to the AIL Shares,

          free and clear of any lien, claim, charge or encumbrance of any kind, except for such restrictions as may be imposed by federal or state securities laws.

                    3.10 AIL's Articles of Organization and By Laws.  True

          and correct copies of the Articles of Organization and By Laws,

          as most recently amended, stock issuance and ownership records and lists of officers and directors of AIL have been furnished to

          TRIPLE-I by VOLT.

                    3.11 No Other AUTOLOGIC or NEWCO Subsidiaries.

          AUTOLOGIC and NEWCO have no other subsidiaries except those listed on Schedule 3.11.  Except as listed on Schedule 3.11, any prior subsidiary of AUTOLOGIC or NEWCO has been properly and duly dissolved prior to the Closing Date and there have been no transfers, distributions or dividends to AUTOLOGIC or NEWCO by







          any subsidiary in liquidation or during the ownership of

          AUTOLOGIC by VOLT which would render AUTOLOGIC or NEWCO liable for any debt of a subsidiary.

                    3.12 VOLT Authority; Non-contravention.  VOLT has all

          requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this

          Agreement.  The execution and delivery of, and the performance of its obligations under, this Agreement have been duly authorized by all necessary corporate action of VOLT.  VOLT has duly

          executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of VOLT, enforceable in accordance with its terms, subject to applicable bankruptcy,

          insolvency, reorganization, moratorium and other laws generally applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.  Except as set forth in Schedule 3.12, the execution and delivery by VOLT of this Agreement does not and the performance by VOLT of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result (with or without the giving of notice or the lapse of time or both) in the breach or termination of, or default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of VOLT, AUTOLOGIC, NEWCO the

          VOLT SUBSIDIARIES or AIL under, any provision of (i) the articles of organization (or Certificate of Incorporation) or by-laws of







          VOLT, AUTOLOGIC, NEWCO, AIL or the VOLT SUBSIDIARIES or of any

          law, rule or regulation of any governmental body or any order,

          judgment or decree applicable to any of them or any of their assets, or (ii) any material loan or credit agreement, note,

          bond, lease, license, franchise, mortgage, indenture or other agreement, obligation or instrument to which NEWCO, AUTOLOGIC,

          AIL, the VOLT SUBSIDIARIES or VOLT is a party or by which any of them may be bound or under which they enjoy any rights or

          privileges.  Except as provided in Schedule 3.12, no consent,

          approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to VOLT, AUTOLOGIC, AIL or the VOLT

          SUBSIDIARIES or will be required with respect to NEWCO in

          connection with the execution and delivery of this Agreement by

          VOLT or the consummation of the transactions contemplated hereby.

                    3.13 Governmental Approvals and Filings.  Except as

          listed herein, no consent, approval of action of, filing with or notice to any Governmental or Regulatory Authority on the part of

          VOLT, NEWCO, AUTOLOGIC, any VOLT SUBSIDIARY or AIL is required in connection with the execution, delivery and performance of this

          Agreement and the consummation of the transactions contemplated hereby or thereby:

                         (a)  The expiration of the Hart Scott Rodino

          Antitrust Improvement Act, 15 U.S.C. Section 18a, waiting period

          (whether or not extended), without receipt by either party hereto







          of an objection from the United States Justice Department or the

          Federal Trade Commission, after the filing by both parties of a completed Hart Scott Rodino pre-merger notification form and payment by each of the required fee.

                         (b)  The notification, not less than twenty days

          before the Closing, of the French Treasury, of the transaction,

          and specifically that as a result of the planned merger of

          AUTOLOGIC and NEWCO, NEWCO would become the sole shareholder of

          AIL.

                         (c)  The filing promptly after the execution of

          this Agreement of a notification with the German Federal Cartel

          Office pursuant to Section 23.24 of the German Act Against

          Restraints of Competition.

                         (d)  The notification, prior to or within 30 days

          of the Closing, of the transaction to Investment Canada pursuant to the Investment Canada Act.

                         (e)  The notification at least 45 days before the

          Closing of the Australian Foreign Investment Board under the

          Foreign Acquisitions and Takeovers Act of this transaction and that, as a result of thereof, NEWCO would become the sole

          shareholder of VAPL, and the passage of the waiting period thereunder without objection or the imposition of conditions.

                         (f)  The obtaining of tax clearance from the State

          of California for the merger provided in Section 5.1(d).

                         (g)  The filing and effectiveness of  the

          Registration Statement on Form S-4 as described in Section 7.11







          of this Agreement, and applicable Blue Sky Filings, and filings pursuant to the Securities Exchange Act of 1934, as amended (the

          "Exchange Act").

                    3.14 Financial Statements and Condition.

                         (a)  Prior to the execution of this Agreement,

          VOLT has delivered to TRIPLE-I true and complete copies of the following financial statements of AUTOLOGIC, AIL and the VOLT

          SUBSIDIARIES:  (i)  audited consolidated and combined balance sheets for the annual periods ended October 28, 1994, and October

          29, 1993, accompanied by the unqualified independent accountants'

          audit report; (ii)  audited consolidated and combined statements of operations and statements of cash flows for each of the annual periods ended October 28, 1994, October 29, 1993, and October 30,

          1992, accompanied by the unqualified independent accountants'

          report ((i) and (ii) together are hereinafter referred to as the

          VOLT Annual Financial Statements); and (iii)  unaudited interim consolidated and combined balance sheets, statements of

          operations and cash flows for the nine months ended July 28, 1995

          (accompanied by the unqualified independent accountants' review report and conformed to year end presentations) ((iii) is

          hereinafter referred to as the "VOLT Interim Financial

          Statements"and July 28, 1995 is hereafter referred to as the

          "VOLT Interim Financial Statement Date").  (The "VOLT Interim

          Financial Statements", together with the VOLT Annual Financial

          Statements, are hereinafter referred to as the "VOLT Financial

          Statements").  All  the VOLT Financial Statements were prepared







          from the Books and Records of AUTOLOGIC, AIL and the VOLT

          SUBSIDIARIES in accordance with GAAP and fairly present in all material respects the combined financial condition and results of operations of AUTOLOGIC, AIL and the VOLT SUBSIDIARIES as of the

          respective dates thereof and for the respective periods covered thereby.

                         (b)  Except for the execution and delivery of this

          Agreement, the transactions to take place pursuant hereto on or prior to the Closing Date, and the transactions listed on

          Schedule 3.14 hereto, since October 28, 1994:  (i) there has not been any material adverse change in the Condition of the

          Business, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Business but also affect other Persons who participate or are engaged in lines of business similar to the

          Business; (ii) the Business has been operated in the ordinary course, consistent with past practice; and (iii) there have been no out of the ordinary course of business transactions not disclosed to TRIPLE-I.

                         (c)  Since the VOLT Interim Financial Statement

          Date, AUTOLOGIC, AIL, NEWCO and the VOLT SUBSIDIARIES have incurred no Liabilities, other than Liabilities incurred in the ordinary course of business, except for those expenses incurred with respect to the TRIPLE-I/NEWCO Merger which are to be borne by VOLT as provided in Section 7.9.









                         (d)  By the Closing, AUTOLOGIC, AIL, NEWCO or the

          VOLT SUBSIDIARIES will not owe any money (1) to VOLT, or (2) to banks or others for moneys borrowed.

                         (e)  As at the VOLT Interim Financial Statement

          Date, there were no Liabilities of AUTOLOGIC, AIL, or the VOLT

          SUBSIDIARIES other than Liabilities that are reflected, accrued or reserved against on the VOLT Interim Financial Statements (for which the reserves were appropriate and reasonable) and there will be on the Closing Date no Liabilities other than (i) those

          Liabilities which were reflected in the VOLT Interim Financial

          Statements which have not been paid or discharged, and (ii) those

          Liabilities incurred in the ordinary course of business and consistent with past practices since the VOLT Interim Financial

          Statement Date.

                    3.15 Taxes.

                         (a)  VOLT has paid or will timely pay all Federal

          income taxes payable by AUTOLOGIC, NEWCO or AIL that are

          attributable to any Pre-Closing Tax Period and have been incurred on or prior to the Closing Date.

                         (b)  VOLT has paid or will timely pay or cause to

          be paid all foreign, state and local income taxes and sales and use, transfer, value added, excise and other taxes due and payable by NEWCO, AUTOLOGIC, AIL or any of the VOLT SUBSIDIARIES,

          which were incurred and due prior to the Closing Date.











                    3.16 Legal Proceedings.  Except as disclosed in

          Schedule 3.16:

                         (a)  There are no Actions or Proceedings Pending

          or, to the Knowledge of VOLT, AUTOLOGIC, NEWCO, the VOLT

          SUBSIDIARIES or AIL threatened against, relating to or affecting

          AUTOLOGIC, NEWCO, any VOLT SUBSIDIARY or AIL with respect to the

          Business or any of its Assets and Properties; and

                         (b)  There are no Orders outstanding against

          AUTOLOGIC, NEWCO, AIL or any VOLT SUBSIDIARY.

                    3.17 Compliance With Laws and Orders.  None of

          AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES or AIL is in violation of or in default under any Law or Order applicable to the Business or the Assets the effect of which, individually or in the

          aggregate with other such violations and defaults, could

          reasonably be expected to be materially adverse to the Condition of the Business.

                    3.18 Employee Benefit Plans.

                         (a)  Except as listed on Schedule 3.18, AUTOLOGIC,

          NEWCO, the VOLT SUBSIDIARIES and AIL have no benefit plan nor defined contribution plan, stock ownership plan, executive compensation plan, bonus plan, incentive compensation plan or any arrangement, deferred compensation agreement or arrangement,

          employment, termination or retention contract, agreement or arrangement, vacation pay, medical, dental, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock







          purchase plan, severance pay plan, and any other employee benefit plan, program, arrangement, agreement or policy including,

          without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is maintained or

          contributed to by VOLT, NEWCO, the VOLT SUBSIDIARIES, AUTOLOGIC

          or AIL for the benefit of, or relating to, AUTOLOGIC'S, NEWCO'S,

          the VOLT SUBSIDIARIES' or AIL's current or former employees or their dependents, survivors or beneficiaries (all of which are hereinafter referred to as the "Benefit Plans").  VOLT has made available to TRIPLE-I a true and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) each such Benefit Plan, (iii) if applicable, each trust agreement relating to each such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit

          Plan qualified under Section 401(a) of the Internal Revenue Code.

                         (b)  To the Knowledge of VOLT, NEWCO, AUTOLOGIC,

          AIL and the VOLT SUBSIDIARIES there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or

          Section 406 of ERISA with respect to any Benefit Plan of VOLT,

          NEWCO, the VOLT SUBSIDIARIES, AUTOLOGIC, or AIL that could result in a material adverse effect on the Condition of the Business.

          There is no pending or threatened assessment, complaint

          proceeding, or investigation of any kind in any court or

          government agency with respect to any employee benefit plan of







          VOLT or the VOLT SUBSIDIARIES.  Aside from routine claims for benefits, there are no disputes or threatened disputes of any kind with participants or beneficiaries relating to any Benefit

          Plan.

                         (c)  Each of the Benefit Plans, and its

          administration, are in compliance with its material terms,

          federal, state, foreign or provincial laws, and the requirements of ERISA and the Code, except for such failures which,

          individually or in the aggregate, could not reasonably be

          expected to have a material adverse effect on the Condition of the Business.

                         (d)  All contributions and other payments required

          to be made by VOLT, NEWCO, AUTOLOGIC, the VOLT SUBSIDIARIES or

          AIL to any Benefit Plan with respect to any periods ending before or at or including the Closing Date have been made and, to the extent made or reserved for prior to the date of the VOLT Interim

          Financial Statements, have been reflected in the VOLT Interim

          Financial Statements in accordance with GAAP.

                         (e)  None of NEWCO, AUTOLOGIC, AIL or the VOLT

          SUBSIDIARIES nor any member of AUTOLOGIC's controlled group,

          within the meaning of Section 414 of the Code, has ever

          contributed, or is currently obligated to contribute to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) on behalf of NEWCO's, AUTOLOGIC's, AIL's or the VOLT SUBSIDIARIES'

          current or former employees, and no withdrawal liability is due or owing in respect of any such multiemployer plan by AUTOLOGIC,







          AIL, or the VOLT SUBSIDIARIES, or any member of AUTOLOGIC's controlled group (as so defined).  Neither VOLT, nor any member of VOLT's controlled group, has ever maintained a Benefit Plan providing retiree medical benefits.

                         (f)  Each Welfare Plan that is a "group health

          plan," as defined in Section 607(1) of ERISA, and each "group health plan" (as so defined) of any ERISA Affiliate has, to the knowledge of VOLT, been operated, in all meaningful respects, in compliance with the provisions of Part 6 of Title I of ERISA and

          Section 162(k) (prior to its amendment in 1988) and 4980B of the

          Internal Revenue Code at all times.  For purposes of this

          paragraph.  "Welfare Plan" means any employee welfare benefit plan as defined in Section 3(1) of ERISA.

                         (g)  With respect to the Benefit Plans, no event

          has occurred and, to the knowledge of VOLT, there exists no condition or set of circumstances, in connection with  AUTOLOGIC,

          AIL, NEWCO or any VOLT SUBSIDIARY which could be subject to any liability which has, when taken together with all such other liabilities hereunder, a material adverse effect on the Condition of the Business under the terms of such Benefit Plans.  ERISA,

          the Internal Revenue Code or any other applicable Law.  No

          Benefit Plan is subject to Title IV of ERISA.

                    3.19 Real Property.

                         (a)  AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES and

          AIL have valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties they presently occupy







          listed in Schedule 3.19.  Each such Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, and, to the Knowledge of VOLT, AUTOLOGIC, NEWCO,

          AIL and the VOLT SUBSIDIARIES, of each other Person that is a party thereto, and, to the Knowledge of VOLT, AUTOLOGIC, NEWCO,

          AIL and the VOLT SUBSIDIARIES there is no default (or any

          condition or event which, after notice or lapse of time or both,

          would constitute a default) thereunder.

                         (b)  Except for the Lease described in Section

          8.15 of this Agreement, VOLT has delivered to TRIPLE-I prior to the execution of this Agreement true and correct copies of all

          Real Property Leases to which AUTOLOGIC, NEWCO, AIL or any VOLT

          SUBSIDIARY is a party (including any amendments and renewal letters).

                    3.20 Tangible Personal Property.  AUTOLOGIC, the VOLT

          SUBSIDIARIES and AIL is in possession of and has good title to,

          or has valid leasehold interests in or valid rights under

          Contract to use, all the tangible personal property used by each of them in the operation of the Business and individually or in the aggregate with other such property material to the Condition of the Business.  Except as set forth in Schedule 3.20, all the tangible personal property is free and clear of all Liens and is in all material respects in good working order and condition,

          ordinary wear and tear excepted.

                    3.21 Intellectual Property Rights.  Schedule 3.21

          discloses all Intellectual Property used in the operation of the







          Business and individually or in the aggregate with other such

          Intellectual Property material to the Condition of the Business,

          each of which one or more of AUTOLOGIC, NEWCO, the VOLT

          SUBSIDIARIES or AIL, either has all right, title and interest in or a valid and binding right under Contract to use.  Except as disclosed in Schedule 3.21, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of Intellectual Property owned by one or more of AUTOLOGIC,

          NEWCO, AIL or the VOLT SUBSIDIARIES and disclosed in Schedule

          3.21 are valid and in full force and effect, (ii) there are no restrictions on the direct or indirect transfer of any material

          Contract, or any interest therein, held by AUTOLOGIC, NEWCO, AIL or the VOLT SUBSIDIARIES in respect of such Intellectual

          Property, (iii) to the Knowledge of VOLT, AUTOLOGIC, NEWCO, AIL

          and the VOLT SUBSIDIARIES, none of AUTOLOGIC, NEWCO, the VOLT

          SUBSIDIARIES or AIL is, nor has any of them received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use such Intellectual Property and (iv) to the

          Knowledge of VOLT, AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES and

          AIL such Intellectual Property is not being infringed by any other Person.  Except as set forth in Schedule 3.21, none of

          AUTOLOGIC, NEWCO, any VOLT SUBSIDIARY nor AIL has received notice that it is infringing any Intellectual Property of any other

          Person in connection with the conduct of the Business, to the

          Knowledge of VOLT, AUTOLOGIC, NEWCO, AIL and the VOLT







          SUBSIDIARIES no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of VOLT,

          AUTOLOGIC, NEWCO, AIL and VOLT SUBSIDIARIES, none of AUTOLOGIC,

          NEWCO, any VOLT SUBSIDIARY nor AIL is infringing any Intellectual

          Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the Condition of the Business.  In addition, Schedule

          3.21 identifies each party whose consent is required to permit the conveyance of any intellectual property described in such

          Schedule.

                    3.22 Contracts.

                         (a)  Schedule 3.22 contains a true and complete

          list of each of the following Contracts (true and complete copies or, if none, reasonably complete and accurate written

          descriptions of which, together with all amendments and

          supplements thereto, have been disclosed to TRIPLE-I prior to the execution of this Agreement and are listed in Schedule 3.22) to which one or more of AUTOLOGIC, NEWCO, any VOLT SUBSIDIARY or AIL is a party or by which any of their Assets is bound:

                              (i)  all Contracts (excluding Benefit Plans)

               providing for a commitment of employment having a remaining term of at least one year and requiring payments to any

               individual of base salary in excess of $50,000 per year;

                              (ii) all Contracts (excluding Benefit Plans)

               with any Person containing any provision or covenant

               prohibiting or materially limiting the ability of AUTOLOGIC,







               AIL or any VOLT SUBSIDIARY to engage in any business

               activity or compete with any Person in connection with the

               Business or prohibiting or materially limiting the ability of any Person to compete with AUTOLOGIC, AIL or any VOLT

               SUBSIDIARY in connection with the Business;

                              (iii)     any agreement which by its terms

               purports to create any partnership, joint venture or other similar relationship with AUTOLOGIC, NEWCO, AIL or any VOLT

               SUBSIDIARY;

                              (iv) all Contracts with distributors,

               dealers, manufacturer's representatives, sales agencies or franchises with whom AUTOLOGIC, NEWCO, any VOLT SUBSIDIARY or AIL deals in connection with the Business which in any

               case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to such other person of more than $50,000 annually;

                              (v)  all collective bargaining or similar

               labor Contracts covering any Employee; and

                              (vi) all other Contracts (other than Benefit

               Plans, the Real Property Leases and the insurance policies disclosed elsewhere with respect to the Business and the

               Contracts described in subparagraph (vii)) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to AUTOLOGIC, NEWCO, AIL or any

               VOLT SUBSIDIARY of more than $50,000 annually and (B) cannot be terminated within two (2) years after giving notice of







               termination without resulting in any material cost or

               penalty to AUTOLOGIC, NEWCO, AIL or any VOLT SUBSIDIARY.

                              (vii)     The following open customer

               Contracts (i.e., such Contracts where systems or equipment have not been shipped on or prior to September 29 1995):

                                   (1)  Master Agreement Contracts with

          chains;

                                   (2)  Contracts with warranty terms of

                                        more than 90 days in the U.S. or

                                        more than 6 months overseas;

                                   (3)  Contracts with extended payment

                                        terms (calling for payment of less

                                        than 65% of the purchase price

                                        within 30 days after shipment, or

                                        permitting payment of 100% more

                                        than 30 days after acceptance);

                                   (4)  Contracts giving discounts of more

                                        than 15% below U.S. list price;

                                   (5)  Contracts with penalty or

                                        liquidated damages clauses;

                                   (6)  Contracts containing software

                                        licenses which permit unlimited

                                        copying and use; and

                                   (7)  Contracts calling for the delivery

                                        of products or features which have









                                        not been developed as of the

                                        Contract date.

                         (b)  Each of the above Contracts is in full force

          and effect and constitutes a legal, valid and binding agreement,

          enforceable in accordance with its terms, of one or more of

          AUTOLOGIC, NEWCO, a VOLT SUBSIDIARY or AIL and, to the Knowledge

          of VOLT, AUTOLOGIC, NEWCO, AIL and the VOLT SUBSIDIARIES, of each other party thereto; and except as disclosed elsewhere in this

          Agreement none of AUTOLOGIC, any VOLT SUBSIDIARY or AIL, nor, to the Knowledge of VOLT, AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES,

          AIL, any other party to such Contract is in violation or breach of or in default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or in default under any such Contract).

                    3.23 Licenses.  Schedule 3.23 contains a true and

          complete list of all Licenses used or held for use in and

          individually or in the aggregate with other such Licenses

          material to the Condition of the Business (and all pending applications for any such Licenses), setting forth the grantor,

          the grantee, the function and the expiration and renewal date of each.  Prior to the execution of this Agreement, VOLT has

          delivered to TRIPLE-I true and complete copies of all such

          Licenses.  Except as disclosed in Schedule 3.23:

                         (a)  One or more of AUTOLOGIC, NEWCO, a VOLT

          SUBSIDIARY or AIL owns or validly holds all such Licenses;









                         (b)  Each License is valid, binding and in full

          force and effect; and

                         (c)  To the Knowledge of VOLT, AUTOLOGIC, NEWCO,

          AIL and the VOLT SUBSIDIARIES, none of NEWCO, AUTOLOGIC, any VOLT

          SUBSIDIARY or AIL is in default (or with the giving of notice or lapse of time or both, would be in default) under any License in any material respect.

                    3.24 Insurance.  Schedule 3.24 contains a true and

          complete list of all material insurance policies currently in effect that insure the Business, the employees or the Assets of

          AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES and AIL, as the case may

          be.  Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and none of VOLT, AUTOLOGIC, NEWCO, any VOLT SUBSIDIARY or AIL has

          received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

                    3.25 Affiliate Transactions.  Except as disclosed in

          Schedule 3.25, (i) no officer, director, Affiliate or Associate of AUTOLOGIC, of NEWCO, or of any VOLT SUBSIDIARY or of AIL or

          any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the

          Business does not provide or cause to be provided any assets,

          services or facilities to any such officer, director, Affiliate or Associate.  Except as disclosed in Schedule 3.25, each of the







          transactions listed in Schedule 3.25 is engaged in on an arm's-

          length basis.

                    3.26 Labor Relations.  No Employee of AUTOLOGIC, NEWCO,

          any VOLT SUBSIDIARY or AIL is presently a member of a collective bargaining unit and no certification proceeding or representation election is now ongoing or known by VOLT, AIL or the VOLT

          SUBSIDIARIES to be planned.

                    3.27 Vehicles.  Schedule 3.27 contains a true and

          complete list of all motor vehicles owned or leased by AUTOLOGIC,

          NEWCO, any VOLT SUBSIDIARY and AIL and used or held for use in the conduct of the Business.  Except as disclosed in Schedule

          3.27, AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES and AIL have good and valid title to, or have valid leasehold interests in or valid rights under Contract to use, each such vehicle, free and clear of all Liens other than Permitted Liens.

                    3.28 Assets Necessary for the Business.  The Assets

          (other than cash) owned by AUTOLOGIC, NEWCO, the VOLT

          SUBSIDIARIES and AIL constitute sufficient assets to conduct the

          Business substantially in the same manner as it is presently conducted.

                    3.29 Brokers' and Finders' fees.  There are no broker's

          or finder's fees (other than fees payable to investment bankers)

          payable by VOLT, AUTOLOGIC, NEWCO any VOLT SUBSIDIARY or AIL in

          connection with the transactions contemplated herein.

                    3.30 Environmental Liabilities.  There are no known or

          threatened claims or liabilities of AUTOLOGIC, NEWCO, AIL or any







          VOLT SUBSIDIARY (a) under foreign, state, federal or local laws concerning or relating to pollution control, environmental protection, health, welfare or public safety, (b) relating to the handling, storage, use, delivery, sale, transportation or

          disposal of any Hazardous Substance or (c) any escape, emission,

          discharge, release or threat of release of any Hazardous

          Substance into or upon soil, air, surface or ground water.

                    3.31 Foreign Control Regulations.  As of the date of

          the Closing, the business of VOLT, AUTOLOGIC, NEWCO, AIL and the

          VOLT SUBSIDIARIES have each been conducted in conformance with the Foreign Corrupt Practices Act and other U.S. foreign control regulations and other laws and regulations with respect to the conduct of business in non-US jurisdictions.

                    3.32 Export Control.  AUTOLOGIC, NEWCO, AIL and the

          VOLT SUBSIDIARIES have complied with applicable U.S. export controls and regulations.

                    3.33 Disclosure.

                         (a)  No representation or warranty of VOLT in this

          Agreement omits to state a material fact necessary to make the statements herein in light of the circumstances in which they were made, not misleading.

                         (b)  No notices, schedules or other documents

          delivered by VOLT with respect to this Agreement shall contain any untrue statement or omit to state a material fact necessary to make the statements in this Agreement, in light of the

          circumstances in which they were made, not misleading.







                         (c)  There is no fact known to VOLT that has

          specific application to  any VOLT SUBSIDIARY, AUTOLOGIC, NEWCO,

          or AIL (other than general economic or industry conditions) and that materially adversely affects or, as far as VOLT can

          reasonably foresee, materially threatens, the assets, business,

          prospects, financial condition, or results of operations of  the

          VOLT SUBSIDIARIES, AUTOLOGIC, NEWCO, or AIL (on a consolidated basis) that has not been set forth in this Agreement.

                         (d)  Except as disclosed on Schedule 3.33 hereto,

          VOLT has complied in all material respects with all reporting and disclosure requirements applicable to it under Federal and State

          Securities Laws.

                    3.34 No Material Adverse Change.  Since  the VOLT

          Interim Financial  Statement Date there has not been any material adverse change in the business, operations, properties,

          prospects, assets or conditions of NEWCO, AUTOLOGIC, AIL or any of the VOLT SUBSIDIARIES, and no event has occurred or

          circumstance exist that may result in such a material adverse change.



                       ARTICLE IV - REPRESENTATIONS OF TRIPLE-I

                    TRIPLE-I represents and warrants to VOLT that, as of

          the Closing Date:

                    4.1  Organization, Standing and Power of TRIPLE-I.

          TRIPLE-I is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is







          incorporated and has the requisite corporate power and authority to carry on its business as currently conducted.

                    4.2  TRIPLE-I Authority; Non-contravention.  TRIPLE-I

          has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this

          Agreement.  Except for the approval of shareholders, the

          execution and delivery of, and the performance of its obligations under this Agreement have been duly authorized by all necessary corporate action of TRIPLE-I.  TRIPLE-I has duly executed and delivered this Agreement, and if approved by its shareholders,

          this Agreement will be the legal, valid and binding obligation of

          TRIPLE-I, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws generally applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.  The execution and delivery by

          TRIPLE-I of this Agreement does not, and the performance by

          TRIPLE-I of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not, violate, or conflict with or result (with or without the giving of notice or the lapse of time or both) in the breach or termination of, or default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of TRIPLE-I under any provision of (i) articles of organization or by-laws of TRIPLE-I  or the

          TRIPLE-I SUBSIDIARIES (as defined below) or of any law, rule or







          regulation of any governmental body or any order, judgment or decree applicable to any of them or any of their assets, or (ii)

          any material loan or credit agreement, note, bond, lease,

          license, franchise, mortgage, indenture or other agreement,

          obligation or instrument to which TRIPLE-I or the TRIPLE-I

          SUBSIDIARIES or VOLT is a party or by which any of them may be bound or under which they enjoy any rights or privileges.  Except as provided in Schedule 4.2, no consent, approval, order or authorization of, or registration, declaration or filing with,

          any court, administrative agency or commission or other

          governmental authority or agency, domestic or foreign, is

          required by or with respect to TRIPLE-I in connection with the execution and delivery of this Agreement by TRIPLE-I or the consummation of the transactions contemplated hereby.

                    4.3  Capitalization of TRIPLE-I.  The authorized

          capital stock of TRIPLE-I consists of 9,000,000 shares of Common

          Stock.  All the Shares of TRIPLE-I are duly authorized, validly issued, fully paid and nonassessable, and as of  June 25, 1995,

          2,405,620 shares of the authorized capital stock of TRIPLE-I are issued and outstanding.  Except as provided in this Agreement or listed in Schedule 4.3, there are not outstanding any

          subscriptions, options, warrants, conversion rights or other agreements or commitments of any kind obligating TRIPLE-I

          directly or indirectly, contingently or otherwise, to issue or sell any shares of its capital stock or any securities

          convertible into or exchangeable for any such shares, and no







          authorization therefor has been given.  Except as provided by federal or state securities laws, TRIPLE-I's Shares are not subject to any restrictions, contractual or otherwise, relating to their disposition, nor to any right or obligation of TRIPLE-I or any other person to purchase them.

                    4.4  Articles of Organization and By Laws.  True and

          correct copies of the Certificate of Incorporation and By Laws as most recently amended and lists of officers and directors of

          TRIPLE-I have been provided to VOLT by TRIPLE-I.

                    4.5  TRIPLE-I and TRIPLE-I Subsidiaries Organization,

          Standing and Power.  Xitron, Inc., Information International

          Inc., S.A., Information International Foreign Sales Corporation,

          Information International Inc., Limited and Information

          International Overseas Corporation (hereinafter referred to as the "TRIPLE-I SUBSIDIARIES") and TRIPLE-I, are each a

          corporation, limited company or societe anonyme, as listed, is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is organized and each has the requisite corporate power and authority to carry on its business as currently

          conducted.  The TRIPLE-I SUBSIDIARIES are each duly qualified or licensed to do business and in good standing in each jurisdiction where the nature of its business or the character of the

          properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the







          assets, operations, business or financial condition of the

          TRIPLE-I SUBSIDIARIES.  The minute books of the TRIPLE-I and

          TRIPLE-I SUBSIDIARIES, which TRIPLE-I has caused to be made available to VOLT for inspection, correctly reflect all actions taken by the stockholders, directors or managing agents of each

          TRIPLE-I Subsidiary.

                    4.6  Capitalization of TRIPLE-I Subsidiaries.  The

          authorized capital stock of each TRIPLE-I SUBSIDIARY consists of the following:

          Subsidiary                              Shares of Common Stock

          Xitron, Inc.                                      500,000

          Information International Inc., S.A.               80,000

          Information International Foreign

               Sales Corporation                              1,000

          Information International Inc., Limited               100

          Information International Overseas Corporation     75,000

          TRIPLE-I is the beneficial and (except as listed on Schedule 4.6)

          the record owner of all of the Shares of the TRIPLE-I

          SUBSIDIARIES, in each case free and clear of any lien, claim,

          charge or encumbrance of any kind.  All the Shares of the TRIPLE-

          I SUBSIDIARIES are duly authorized, validly issued, fully paid and nonassessable, and immediately prior to the Closing, the following shares of the authorized capital stock of the TRIPLE-I

          SUBSIDIARIES are issued and outstanding:

          Subsidiary                         Outstanding Shares

          Xitron, Inc.                            352,300







          Information International Inc., S.A.     80,000

          Information International Foreign

          Sales Corporation                         1,000

          Information International Inc., Limited     100

          Information International Overseas

               Corporation                          2,500

          There are not outstanding any subscriptions, options, warrants,

          conversion rights or other agreements or commitments of any kind obligating the TRIPLE-I SUBSIDIARIES or TRIPLE-I, directly or indirectly, contingently or otherwise, to issue or sell any shares of the TRIPLE-I SUBSIDIARIES' capital stock or any

          securities convertible into or exchangeable for any such shares,

          and no authorization therefor has been given.  Except as provided by federal or state securities laws, the TRIPLE-I SUBSIDIARIES shares are not subject to any restrictions, contractual or otherwise, relating to their disposition, nor to any right or obligation of TRIPLE-I SUBSIDIARIES or any other person to purchase them.

                    4.7  Subsidiaries' Articles of Organization and By

          Laws.  True and correct copies of the Articles of Organization and By Laws or all equivalent charter documents under the

          jurisdiction of each of the TRIPLE-I SUBSIDIARIES as most

          recently amended, share issuance and ownership records and lists of officers and directors of the TRIPLE-I SUBSIDIARIES have been provided to VOLT by TRIPLE-I.









                    4.8  No Other TRIPLE-I Subsidiaries.  Except for the

          merger of Camex, Inc. and Digiflex, Inc. (formerly Docupro, Inc.)

          into TRIPLE-I, and as set forth on Schedule 4.8 hereto, any other prior subsidiary of TRIPLE-I has been properly and duly dissolved prior to the Closing Date and there have been no transfers,

          distributions or dividends to TRIPLE-I by any subsidiary in liquidation or during the ownership of TRIPLE-I by a TRIPLE-I

          SUBSIDIARY which would render TRIPLE-I liable for any debt of a subsidiary.

                    4.9  Governmental Approvals and Filings.  Except as

          listed hereafter, no consent, approval of action, filing with or notice to any Governmental or Regulatory Authority on the part of

          TRIPLE-I, or any TRIPLE-I SUBSIDIARY, is required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby:

                         (a)  The expiration of the Hart Scott Rodino

          Antitrust Improvement Act, 15 U.S.C. Section 18a, waiting period

          (whether or not extended), without receipt by either party hereto of an objection from the United States Justice Department or the

          Federal Trade Commission, after the filing by both parties of a completed Hart Scott Rodino pre-merger notification form and payment by each of the required fee.

                         (b)  The notification, not less than twenty days

          before the Closing, of the French Treasury, of the transaction,









          and specifically that as a result of the planned merger of NEWCO and AUTOLOGIC, NEWCO would become the sole shareholder of AIL.

                         (c)  The filing promptly after the execution of

          this Agreement of a notification with the German Federal Cartel

          Office pursuant to Section 23.24 of the German Act Against

          Restraints of Competition.

                         (d)  The notification, prior to or within 30 days

          of the Closing, of the transaction to Investment Canada pursuant to the Investment Canada Act.

                         (e)  The notification at least 45 days before the

          Closing of the Australian Foreign Investment Board under the

          Foreign Acquisitions and Takeovers Act of this transaction and that, as a result thereof,  TRIPLE-I would become the sole shareholder of VAPL, and the passage of the waiting period thereunder without objection or the imposition of conditions.

                         (f)  The obtaining of tax clearance from the State

          of California for the merger provided in Section 5.1(d).

                         (g)  The filing and effectiveness of  the

          Registration Statement on Form S-4 as described in Section 7.11 of this Agreement and applicable Blue Sky Filings, and filings pursuant to the Exchange Act.

                    4.10 Financial Statements and Condition.

                         (a)  Prior to the execution of this Agreement,

          TRIPLE-I has delivered to VOLT true and complete copies of the following consolidated financial statements of TRIPLE-I and the

          TRIPLE-I SUBSIDIARIES:  (i) audited consolidated balance sheets







          for the annual periods ended December 31, 1994, December 31, 1993

          (8 months) and April 30, 1993 (accompanied by the unqualified independent accountants' audit reports); (ii) audited

          consolidated statements of operations and cash flow for the annual periods ended December 31, 1994, December 31, 1993 (8 months), April 30, 1993 and April 30, 1992 (accompanied by the unqualified independent accountants' audit reports) ((i) and (ii)

          together are hereinafter referred to as the "TRIPLE-I Annual

          Financial Statements"); (iii) unaudited interim condensed

          consolidated balance sheets and statements of operations and cash flows for the six month period ended June 30, 1995 (accompanied by an unqualified independent accountants' review report) ((iii)

          is hereinafter referred to as the "TRIPLE-I Interim Financial

          Statements" and, together with the TRIPLE-I Annual Financial

          Statements are hereinafter referred to as the "TRIPLE-I Financial

          Statements; and June 30, 1995, is hereinafter referred to as the

          "TRIPLE-I Interim Financial Statement Date").  All  the TRIPLE-I

          Financial Statements were prepared from the Books and Records of

          TRIPLE-I in accordance with GAAP and fairly present in all material respects the consolidated financial condition and results of operations of TRIPLE-I and the TRIPLE-I SUBSIDIARIES as of the respective dates thereof and for the respective periods covered thereby.

                         (b)  Except for the execution and delivery of this

          Agreement, the transactions to take place pursuant hereto on or prior to the Closing Date and the transactions listed on Schedule







          4.10 since December 31, 1994, (i) there has not been any material adverse change in the Condition of the Business, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Business but also affect other Persons who participate or are engaged in lines of business similar to the Business and (ii) the Business has been operated in the ordinary course, consistent with past practice; and (iii) there have been no out of the ordinary course of business transactions not disclosed to VOLT.

                         (c)  Since the TRIPLE-I Interim Financial

          Statement Date, TRIPLE-I and the TRIPLE-I SUBSIDIARIES have incurred no Liabilities, other than Liabilities incurred in the ordinary course of business, except for those expenses incurred with respect to the TRIPLE-I/NEWCO Merger.

                         (d)  Except for trade debt incurred in the

          ordinary course of business, TRIPLE-I and the TRIPLE-I

          SUBSIDIARIES are debt free.

                         (e)  As at the TRIPLE-I Interim Financial

          Statement Date there were no Liabilities of TRIPLE-I other than

          Liabilities that are reflected, accrued or reserved against on the TRIPLE-I Interim Financial Statements (for which the reserves were appropriate and reasonable) and there will be on the Closing

          Date no Liabilities other than (i) those Liabilities which were reflected in the TRIPLE-I Interim Financial Statements which have not been paid or discharged and (ii) those Liabilities incurred









          in the ordinary course of business and consistent with past practices since the TRIPLE-I Interim Financial Statement Date.

                    4.11 Taxes.

                         (a)  TRIPLE-I has paid or will timely pay all

          Federal income taxes due and payable by TRIPLE-I or the TRIPLE-I

          SUBSIDIARIES that are attributable to any Pre-Closing Tax Period.

                         (b)  TRIPLE-I has paid or will cause to be paid

          all foreign, state and local income taxes and sales and use,

          transfer, value added, excise and other taxes due and payable by

          TRIPLE-I or any of the TRIPLE-I SUBSIDIARIES which were incurred and payable prior to the Closing Date.

                    4.12 Legal Proceedings.  Except as disclosed in

          Schedule 4.12:

                         (a)  There are no Actions or Proceedings Pending

          or, to the Knowledge of TRIPLE-I, threatened against, relating to or affecting TRIPLE-I or any TRIPLE-I SUBSIDIARY with respect to the Business or any of its Assets and Properties; and

                         (b)  There are no Orders outstanding against

          TRIPLE-I or any TRIPLE-I SUBSIDIARY.

                    4.13 Compliance With Laws and Orders.  Neither TRIPLE-I

          nor any TRIPLE-I SUBSIDIARY is in violation of or in default under any Law or Order applicable to the Business or the Assets the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to be materially adverse to the Condition of the Business.









                    4.14 Employee Benefit Plans.

                         (a)  Except as listed on Schedule 4.14, TRIPLE-I

          and TRIPLE-I SUBSIDIARIES have no benefit plan nor defined contribution plan, stock ownership plan, executive compensation plan, bonus plan, incentive compensation plan or any arrangement,

          deferred compensation agreement or arrangement, employment,

          termination or retention contract, agreement or arrangement,

          vacation pay, medical, dental, disability or death benefit plan

          (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, severance pay plan, and any other employee benefit plan,

          program, arrangement, agreement or policy including, without limitation, each "employee benefit plan" within the meaning of

          Section 3(3) of ERISA, which is maintained or contributed to

          TRIPLE-I, or TRIPLE-I SUBSIDIARIES' for the benefit of, or relating to, TRIPLE-I'S or TRIPLE-I SUBSIDIARIES' current or former employees or their dependents, survivors or beneficiaries

          (all of which are hereinafter referred to as the "Benefit

          Plans").  TRIPLE-I has made available to VOLT a true and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) each such Benefit Plan, (iii) if applicable, each trust agreement relating to each such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (v) the most recent determination letter, if any, issued by the IRS with respect to









          any Benefit Plan qualified under Section 401(a) of the Internal

          Revenue Code.

                         (b)  To the Knowledge of TRIPLE-I, there have been

          no "prohibited transactions" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit

          Plan of TRIPLE-I or TRIPLE-I SUBSIDIARIES that could result in a material adverse effect on the Condition of the Business.  There is no pending or threatened assessment, complaint proceeding, or investigation of any kind in any court or government agency with respect to any employee benefit plan of TRIPLE-I or TRIPLE-I

          SUBSIDIARIES.  Aside from routine claims for benefits, there are no disputes or threatened disputes of any kind with participants or beneficiaries relating to any Benefit Plan.

                         (c)  Each of the Benefit Plans, and its

          administration,

          are in compliance with its material terms, federal, state,

          foreign or provincial laws, and the requirements of ERISA and the

          Code, except for such failures which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business.

                         (d)  All contributions and other payments required

          to be made by TRIPLE-I or any TRIPLE-I SUBSIDIARY to any Benefit

          Plan with respect to any period ending before or at or including the Closing Date have been made and, to the extent made or reserved for prior to the date of the TRIPLE-I Interim Financial









          Statements, have been reflected in the TRIPLE-I Interim Financial

          Statements in accordance with GAAP.

                         (e)  Neither TRIPLE-I nor any member of TRIPLE-I's

          controlled group, within the meaning of Section 414 of the Code,

          has ever contributed or is currently obligated to contribute to any multiemployer plan (as defined in Section 4001(a)(3) of

          ERISA) on behalf of TRIPLE-I's or TRIPLE-I's SUBSIDIARIES current or former employees, and no withdrawal liability is due or owing in respect of any such multiemployer plan by TRIPLE-I or the

          TRIPLE-I SUBSIDIARIES or any member of TRIPLE-I's controlled group (as so defined).  Neither TRIPLE-I, nor any member of

          TRIPLE-I's controlled group has ever maintained a Benefit Plan providing retiree medical benefits.

                         (f)  Each Welfare Plan that is a "group health

          plan," as defined in Section 607(1) of ERISA, and each "group health plan" (as so defined) of any ERISA Affiliate has, to the knowledge of TRIPLE-I, been operated, in all meaningful respects,

          in compliance with the provisions of Part 6 of Title I of ERISA and Section 162(k) (prior to its amendment in 1988) and 4980B of the Internal Revenue Code at all times.  For purposes of this paragraph, "Welfare Plan" means any employee welfare benefit plan as defined in Section 3(1) of ERISA.

                         (g)  With respect to the Benefit Plans, no event

          has occurred and, to the knowledge of the Seller, there exists no condition or set of circumstances, in connection with TRIPLE-I or any TRIPLE-I  SUBSIDIARY which could be subject to any liability







          which has, when taken together with all such other liabilities hereunder, material adverse effect on the Condition of the

          Business under the terms of such Benefit Plans, ERISA, the

          Internal Revenue Code or any other applicable Law.  No Benefit

          Plan is subject to Title IV of ERISA.

                    4.15 Real Property.

                         (a)  TRIPLE-I and the TRIPLE-I SUBSIDIARIES have

          valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties they presently occupy listed in

          Schedule 4.15.  Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms and to the Knowledge of TRIPLE -I and the TRIPLE-I SUBSIDIARIES and,

          to the Knowledge of TRIPLE-I, of each other Person that is a party thereto, and, to the Knowledge of TRIPLE-I, there is no default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

                         (b)  TRIPLE-I has delivered to VOLT prior to the

          execution of this Agreement true and correct copies of all Real

          Property Leases to which TRIPLE-I or any TRIPLE-I SUBSIDIARY is a party (including any amendments and renewal letters).  Upon the

          Closing, except as listed in Schedule 4.15, each such Real

          Property Lease shall continue to be valid and shall remain in effect, and all landlord consents required under each such Real

          Property Lease shall have been obtained.

                    4.16 Tangible Personal Property.  TRIPLE-I and each

          TRIPLE-I SUBSIDIARY is in possession of and has good title to, or







          has valid leasehold interests in or valid rights under Contract to use, all the  tangible personal property used by each of them in the operation of the Business and individually or in the aggregate with other such property material to the Condition of the Business.  Except as set forth in Schedule 4.16, all the tangible personal property is free and clear of all Liens and is in all material respects in good working order and condition,

          ordinary wear and tear excepted.

                    4.17 Intellectual Property Rights.  Schedule 4.17

          discloses all Intellectual Property used in the operation of the

          Business and individually or in the aggregate with other such

          Intellectual Property material to the Condition of the Business,

          each of which one or more of TRIPLE-I or the TRIPLE-I

          SUBSIDIARIES either has all right, title and interest in or a valid and binding right under Contract to use.  Except as

          disclosed in Schedule 4.17, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of Intellectual Property owned by one or more of TRIPLE-I or the

          TRIPLE-I SUBSIDIARIES and disclosed in Schedule 4.17 are valid and in full force and effect, (ii) there are  no restrictions on the direct or indirect transfer of any material Contract, or any interest therein, held by TRIPLE-I or the TRIPLE-I SUBSIDIARIES in respect of such Intellectual Property, (iii) to the Knowledge of TRIPLE-I and the TRIPLE-I SUBSIDIARIES, neither TRIPLE-I nor any TRIPLE-I SUBSIDIARY is, nor has any of them received any notice that it is, in default (or with the giving of notice or







          lapse of time or both, would be in default) in any material respect under any Contract to use such Intellectual Property and

          (iv) to the Knowledge of TRIPLE-I and the TRIPLE-I SUBSIDIARIES,

          such Intellectual Property is not being infringed by any other

          Person.  Neither TRIPLE-I nor any TRIPLE-I SUBSIDIARY has

          received notice that it is infringing any Intellectual Property of any other Person in connection with the conduct of the

          Business, to the Knowledge of TRIPLE-I no claim is pending or has been made to such effect that has not been resolved and, to the

          Knowledge of TRIPLE-I, neither TRIPLE-I nor any TRIPLE-I

          SUBSIDIARY is infringing any Intellectual Property of any other

          Person the effect of which, individually or in the aggregate,

          could reasonably be expected to be materially adverse to the

          Condition of the Business.  In addition, Schedule 4.17 identifies each party whose consent is required to permit the conveyance of any Intellectual Property described on such Schedule.

                    4.18 Contracts.

                         (a)  Schedule 4.18 contains a true and complete

          list of each of the following Contracts (true and complete copies or, if none, reasonably complete and accurate written

          descriptions of which, together with all amendments and

          supplements thereto, have been disclosed to VOLT prior to the execution of this Agreement and are listed in Schedule 4.18) to which one or more of TRIPLE-I or any TRIPLE-I SUBSIDIARY is a party or by which any of their Assets is bound:









                              (i)  all Contracts (excluding Benefit Plans)

               providing for a commitment of employment having a remaining term of at least one year and requiring payments to any

               individual of base salary in excess of $50,000 per year;

                              (ii) all Contracts (excluding Benefit Plans)

               with any Person containing any provision or covenant

               prohibiting or materially limiting the ability of TRIPLE-I or any TRIPLE-I SUBSIDIARY to engage in any business

               activity or compete with any Person in connection with the

               Business or prohibiting or materially limiting the ability of any Person to compete with TRIPLE-I or any TRIPLE-I

               SUBSIDIARY in connection with the Business;

                              (iii)     any agreement which by its terms

               purports to create any partnership, joint venture or other similar relationship;

                              (iv) all Contracts with distributors,

               dealers, manufacturer's representatives, sales agencies or franchises with whom TRIPLE-I or any TRIPLE-I SUBSIDIARY

               deals in connection with the Business which in any case

               involve the payment or potential payment, pursuant to the

               terms of any such Contract, by or to such other person of

               more than $50,000 annually;

                              (v)  all collective bargaining or similar

               labor Contracts covering any Employee; and

                              (vi) all other Contracts (other than Benefit

               Plans, the Real Property Leases and the insurance policies







               disclosed elsewhere with respect to the Business and the

               Contracts described in subparagraph (vii)) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to TRIPLE-I or any TRIPLE-I

               SUBSIDIARY of more than $50,000 annually and (B) cannot be terminated within two (2) years after giving notice of

               termination without resulting in any material cost or

               penalty to TRIPLE-I or any TRIPLE-I SUBSIDIARY.

                              (vii)     The following open customer

               Contracts (i.e., such Contracts where systems or equipment have not been shipped on or prior to September 29, 1995).

                                   (1)  Master Agreement Contracts with

          chains;

                                   (2)  Contracts with warranty terms of

                                        more than 90 days in the U.S. or

                                        more than 6 months overseas;

                                   (3)  Contracts with extended payment

                                        terms (calling for payment of less

                                        than 65% of the purchase price

                                        within 30 days after shipment; or

                                        permitting payment of 100% more

                                        than 30 days after acceptance);

                                   (4)  Contracts giving discounts of more

                                        than 15% below U.S. list price;

                                   (5)  Contracts with penalty or

                                        liquidated damages clauses;







                                   (6)  Contracts containing software

                                        licenses which permit unlimited

                                        copying and use; and

                                   (7)  Contracts calling for the delivery

                                        of products or features which have

                                        not been developed as of the

                                        Contract date.

                         (b)  Each of the above Contracts is in full force

          and effect and constitutes a legal, valid and binding agreement,

          enforceable in accordance with its terms, of one or more of

          TRIPLE-I or a TRIPLE-I SUBSIDIARY and, to the Knowledge of

          TRIPLE-I, of each other party thereto; and except as disclosed neither TRIPLE-I nor any TRIPLE-I SUBSIDIARY, nor, to the

          Knowledge of TRIPLE-I, any other party to such Contract is in violation or breach of or in default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or in default under any such Contract).

                    4.19 Licenses.  Schedule 4.19 contains a true and

          complete list of all Licenses used or held for use in and

          individually or in the aggregate with other such Licenses

          material to the Condition of the Business (and all pending applications for any such Licenses), setting forth the grantor,

          the grantee, the function and the expiration and renewal date of each.  Prior to the execution of this Agreement, TRIPLE-I has delivered to VOLT true and complete copies of all such Licenses.

          Except as disclosed in Schedule 4.19:







                         (a)  One or more of TRIPLE-I or a TRIPLE-I

               SUBSIDIARY owns or validly holds all such Licenses;

                         (b)  Each License is valid, binding and in full

               force and effect; and

                         (c)  To the Knowledge of TRIPLE-I, neither TRIPLE-

               I nor any TRIPLE-I SUBSIDIARY is in default (or with the

               giving of notice or lapse of time or both, would be in

               default) under any License in any material respect.

                    4.20 Insurance.  Schedule 4.20 contains a true and

          complete list of all material insurance policies currently in effect that insure the Business, the employees or the Assets of

          TRIPLE-I and the TRIPLE-I SUBSIDIARIES, as the case may be.  Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and neither

          TRIPLE-I nor any TRIPLE-I SUBSIDIARY has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

                    4.21 Affiliate Transactions.  Except as disclosed in

          Schedule 4.21, (a) no officer, director, Affiliate or Associate of TRIPLE-I or any TRIPLE-I SUBSIDIARY or any Associate of any

          such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (b) the Business does not provide or cause to be provided any assets, services or

          facilities to any such officer, director, Affiliate or Associate.









          Except as disclosed in Schedule 4.21, each of the transactions listed in Schedule 4.21 is engaged in on an arm's-length basis.

                    4.22 Labor Relations.  No Employee of TRIPLE-I or any

          TRIPLE-I SUBSIDIARY is presently a member of a collective

          bargaining unit and no certification proceeding or representation election is now ongoing or known to be planned by TRIPLE-I or any

          TRIPLE-I SUBSIDIARY.

                    4.23 Vehicles.  Schedule 4.23 contains a true and

          complete list of all motor vehicles owned or leased by TRIPLE-I or any TRIPLE-I SUBSIDIARY and used or held for use in the conduct of the Business.  Except as disclosed in Schedule 4.23,

          TRIPLE-I and the TRIPLE-I SUBSIDIARIES have good and valid title to, or have valid leasehold interests in or valid rights under

          Contract to use, each such vehicle, free and clear of all Liens other than Permitted Liens.

                    4.24 Assets Necessary for the Business.  The Assets

          owned by TRIPLE-I and the TRIPLE-I SUBSIDIARIES constitute sufficient assets to conduct the Business substantially in the same manner as it is presently conducted.

                    4.25 Brokers' and Finders' fees.  There are no broker's

          or finder's fees (other than fees payable to investment bankers)

          payable by TRIPLE-I or the TRIPLE-I SUBSIDIARIES connection with the transactions contemplated herein.

                    4.26 Environmental Liabilities.  There are no known or

          threatened claims or liabilities of TRIPLE-I or any TRIPLE-I

          SUBSIDIARY (a) under foreign, state, federal or local laws







          concerning or relating to pollution control, environmental protection, health, welfare or public safety, (b) relating to the handling, storage, use, delivery, sale, transportation or

          disposal of any Hazardous Substance or (c) any escape, emission,

          discharge, release or threat of release of any Hazardous

          Substance into or upon soil, air, surface or ground water.

                    4.27 Foreign Control Regulations.  As of the date of

          the Closing, the business of TRIPLE-I and the TRIPLE-I

          SUBSIDIARIES have each been conducted in conformance with the

          Foreign Corrupt Practices Act and other U.S. foreign control regulations and other laws and regulations with respect to the conduct of business in non-US jurisdictions.

                    4.28 Export Control.  TRIPLE-I and the TRIPLE-I

          SUBSIDIARIES have complied with applicable U.S. export controls and regulations.

                    4.29 Disclosure.

                         (a)  No representation or warranty of TRIPLE-I in

          this Agreement omits to state a material fact necessary to make the statements herein in light of the circumstances in which they were made, not misleading.

                         (b)  No notices, schedules or other documents

          delivered by TRIPLE-I with respect to this Agreement shall contain any untrue statement or omit to state a material fact necessary to make the statements in this Agreement, in light of the circumstances in which they were made, not misleading.









                         (c)  There is no fact known to TRIPLE-I that has

          specific application to either TRIPLE-I or any TRIPLE-I

          SUBSIDIARY (other than general economic or industry conditions)

          and that materially adversely affects or, as far as TRIPLE-I can reasonably foresee, materially threatens, the assets, business,

          prospects, financial condition, or results of operations of

          TRIPLE-I or any of the TRIPLE-I SUBSIDIARIES (on a consolidated basis) that has not been set forth in this Agreement.

                         (d)  Except as disclosed on Schedule 4.29 hereto,

          TRIPLE-I has complied in all material respects with all reporting and disclosure requirements applicable to it under Federal and

          State Securities Laws.

                    4.30 No Material Adverse Change.  Since the date of the

          TRIPLE-I Interim Financial Statements there has not been any material adverse change in the business, operations, properties,

          prospects, assets or conditions of TRIPLE-I or any of the TRIPLE-

          I SUBSIDIARIES, and no event has occurred or circumstances exist that may result in such a material adverse change.



                            ARTICLE V - AGREEMENTS OF VOLT

                    5.1  Merger of Autologic into NEWCO and Related

          Corporate Action.  No later than immediately prior to the

          Closing, VOLT agrees that it shall cause the following actions to occur:











                         (a)  VOLT, as sole shareholder of NEWCO, shall

          cause the Certificate of Incorporation of NEWCO to read as set forth in Exhibit A.

                         (b)  The Board of Directors of NEWCO shall have

          adopted or amended NEWCO's by-laws to read as set forth in

          Exhibit B.

                         (c)  The Boards of Directors of AUTOLOGIC and

          NEWCO shall adopt and implement the Agreement of Merger (the

          "AUTOLOGIC/NEWCO Merger") and file with the Secretaries of State of Delaware and California the appropriate Certificate of Merger

          .

                    5.2  Documents to be delivered at the Closing.  VOLT

          shall, at the Closing, deliver to TRIPLE-I:

                         (a)  An opinion letter of counsel dated as of the

          date of Closing to the effect that VOLT, NEWCO, the VOLT

          SUBSIDIARIES and AIL are each duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are organized, and have full corporate power to own their properties and carry on business as now being conducted and, as to VOLT and NEWCO, to execute, deliver and perform this

          Agreement; that neither the execution, delivery or performance of this Agreement, nor the consummation of transactions contemplated by this Agreement, violates any provision of VOLT's, NEWCO's,

          AUTOLOGIC's , the VOLT SUBSIDIARIES' or AIL's Certificates of

          Incorporation, By Laws or other such organizing document, or any law, regulation, order, judgment or decree by which any of them







          may be bound; or conflict with or result in a breach of the terms and conditions or constitute a default, under any agreement,

          known to such counsel, and to which any of them is a party; and

          that all necessary corporate proceedings to authorize the

          transactions contemplated by this Agreement, the performance by them of their obligations thereunder, and the execution and delivery by VOLT and NEWCO of this Agreement have been taken;

          provided, however, that in providing such opinion letter, counsel shall (i) include such other opinions with respect to any other matters related to the transactions contemplated by this

          Agreement as TRIPLE-I or its counsel may reasonably request, and

          (ii) be entitled to rely on certificates provided by any officers of VOLT, AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES or AIL and shall be entitled to rely on any opinion provided by local or any other counsel to VOLT, AUTOLOGIC, NEWCO, the VOLT SUBSIDIARIES or AIL.

                         (b)  A certificate of the duly authorized Chief

          Financial Officer of VOLT and the President of AUTOLOGIC dated as of the Closing confirming the accuracy of the representations and warranties of VOLT contained in this Agreement and that VOLT has performed all covenants and agreements herein and is not in default hereunder.

                         (c)  Certificates issued by appropriate

          governmental authorities or other documentation reasonably satisfactory to counsel for TRIPLE-I evidencing the good standing of NEWCO as of a date not more than twenty (20) days prior to the

          Closing Date as a corporation under the laws of the State of







          Delaware and as a foreign corporation under the laws of every jurisdiction in which NEWCO has qualified to do business as a foreign corporation.

                         (d)  The Shareholders Stock Voting Agreement

          attached hereto as Exhibit C, executed by VOLT.

                         (e)  VOLT shall deliver executed resignations of

          all the officers and directors of NEWCO, to be effective on the filing of Articles of Merger between TRIPLE-I and NEWCO with the

          Secretary of State of Delaware.

                         (f)  A certification by VOLT that the obligation

          under Section 5.5 has been satisfied.

                         (g)  Certified resolutions of the VOLT Board of

          Directors pursuant to Section 8.16 hereof.

                    5.3  Good Will.  The parties agree that good will on

          the books of AUTOLOGIC and/or NEWCO prior to  Closing shall not be written off in less than two years from the Closing, unless required by GAAP.

                    5.4  Autologic Name.  After the Closing, VOLT and any

          of its remaining subsidiaries will not use the name "Autologic"

          or any variation thereof without the written permission of NEWCO.

                    5.5  Intercompany Advances.  Prior to the Closing, and

          following consultation with TRIPLE-I, all intercompany payables to VOLT by NEWCO, AUTOLOGIC, AIL or the VOLT SUBSIDIARIES shall be contributed to the capital of the respective entities in such manner as will permanently extinguish such payables.

                    5.6  Stock Option Plans.







                         (a)  Effective on the merger of TRIPLE-I into

          NEWCO, NEWCO shall assume, adopt and continue the Information

          International, Inc. 1976 Employees' Incentive Stock Option Plan

          (the "1976 Incentive Plan") and the Information International,

          Inc. Directors' Stock Option Plan (the "Directors' Plan") on the

          same terms and conditions as provided under the provisions of those plans as currently in effect and in accordance with Section

          10(iii) of the 1976 Incentive Plan and Section 10(iii) of the

          Directors' Plan, and all options currently outstanding under those plans shall remain outstanding for the balance of their original full option  periods.  The Board of Directors of NEWCO shall permit existing option holders under the 1976 Incentive

          Plan and the Directors' Plan to exercise their outstanding options pursuant to and in accordance with the terms of those plans, as in effect prior to the Closing Date, but recognizing the acceleration of the vesting of options provided for therein,

          as a consequence of the TRIPLE-I/NEWCO Merger, shall further provide that upon exercise, each option holder shall be entitled to receive one share of NEWCO stock for each share of TRIPLE-I stock provided for in such holders' options pursuant to the 1976

          Incentive Plan or the Directors' Plan.  Existing option holders shall be notified of such provisions.

                         (b)  At or prior to the Closing, NEWCO shall adopt

          and VOLT as sole shareholder of NEWCO shall approve (i) the NEWCO

          1995 Employees' Incentive Stock Option Plan, (the "1995 Incentive

          Plan"), effective on the Closing Date, which shall qualify as an







          "incentive stock option plan" within the meaning of Section 422 of the Internal Revenue Code (the "Code"),  and (ii) the NEWCO

          1995 Directors' Stock Option Plan, (the "1995 Directors' Plan"),

          effective on the Closing Date, which 1995 Directors' Plan shall not qualify as an "incentive stock option plan" within the meaning of Section 422 of the Code.  Such plans shall limit the number of shares to be issued upon the exercise of options granted thereunder to an aggregate of 150,000 shares of NEWCO

          Common Stock,

                    5.7  Cash Distributions.

                         (a)  TRIPLE-I agrees and acknowledges that, prior

          to Closing, VOLT may cause AUTOLOGIC, NEWCO, AIL and/or the VOLT

          SUBSIDIARIES to distribute cash on hand as dividends or, if

          AUTOLOGIC, NEWCO, AIL and/or the VOLT SUBSIDIARIES, as the case may be, is indebted to VOLT or any VOLT Affiliate, then such cash may be distributed in full or partial satisfaction of such debts;

          provided, however, that cash representing customer deposits and prepayments received for goods and services to be delivered or performed after the Closing Date (the "Deposits") shall not be so distributed but remain with AUTOLOGIC, NEWCO, AIL and the VOLT

          SUBSIDIARIES, as the circumstances may exist.

                         (b)  VOLT agrees during the first two years

          following the Closing Date, to provide NEWCO with credit

          facilities (the "Credit Line") of  $2,250,000, in such manner as

          VOLT shall determine in its sole discretion, provided that any such credit shall be extended at the prime rate of interest







          charged by Chemical Bank at such time, and provided further that

          NEWCO shall reimburse VOLT for all charges that are reasonably related to such Credit Line and that shall be incurred by VOLT with respect thereto.

                         (c)  Anything in subparagraph (b) to the contrary

          notwithstanding, VOLT agrees that, if the aggregate amount of the

          Deposits as of the Closing Date is less than $2,500,000, then the

          Credit Line shall be increased to the extent of the difference between $2,500,000 and such actual aggregate amount of the

          Deposits, but in no event shall the Credit Line exceed

          $2,750,000.

                    5.8  Settlement of VOLT Intercompany Accounts.  In the

          event that, following the Closing, NEWCO, AUTOLOGIC, AIL or any of the VOLT SUBSIDIARIES' books show any remaining accounts payable to a VOLT affiliate, VOLT shall pay or cause to be credited any such amount(s) unless the amount owed by one of

          NEWCO, AUTOLOGIC, AIL or any of the VOLT SUBSIDIARIES is owed to another one of such entities and would be eliminated in financial statement consolidation..



                         ARTICLE VI - AGREEMENTS OF TRIPLE-I

                    6.1  Documents to be delivered at the Closing.

          TRIPLE-I shall, at the Closing deliver to VOLT;

                         (a)  An Opinion Letter of counsel dated as of the

          date of Closing, to the effect that TRIPLE-I and the TRIPLE-I

          SUBSIDIARIES are each, duly organized, validly existing and in







          good standing under the laws of the jurisdictions in which they are organized, and  have full corporate power to own their properties and carry on business as now being conducted and, as to TRIPLE-I, to execute, deliver and  perform this Agreement;

          that neither the execution, delivery nor performance of this

          Agreement nor the consummation of transactions contemplated by this Agreement , violates any provision of TRIPLE-I's or TRIPLE-

          I's SUBSIDIARIES  Certificates of Incorporation or Bylaws or

          other such  organizing document; or any law, regulation, order,

          judgment or decree by which any of them may be bound; or conflict with or result in a breach of the terms and conditions or

          constitute a default, under any agreement, known to such counsel,

          and to which TRIPLE-I or TRIPLE-I's SUBSIDIARIES are a party; and

          that all necessary corporate proceedings to authorize the

          transactions contemplated by this Agreement, the performance by

          TRIPLE-I of its obligations hereunder, and the execution and delivery by TRIPLE-I of this Agreement and all instruments and other  documents contemplated hereby have been taken; provided,

          however, that in providing such opinion letter, counsel shall (i)

          include such other opinions with respect to any other matters related to the transactions contemplated by this Agreement as

          VOLT or its counsel may reasonably request and (ii) be entitled to rely on certificates provided by any officer of TRIPLE-I and the TRIPLE-I SUBSIDIARIES and shall be entitled to rely on any opinion provided by local or any other counsel to TRIPLE-I and the TRIPLE-I SUBSIDIARIES.







                         (b)  A certificate of the duly authorized

          President and CFO of TRIPLE-I dated as of the Closing Date confirming the accuracy of the representations and warranties of

          TRIPLE-I contained in this Agreement and that TRIPLE-I has performed all covenants and agreements herein and is not in default hereunder.

                         (c)  The Shareholders Stock Voting Agreement

          attached hereto as Exhibit C executed by the parties thereto;

                         (d)  TRIPLE-I shall deliver executed resignations

          of all the officers and directors of TRIPLE-I other than Ralph

          Roth and Charles Ying as directors, Alden L. Edwards as President and Manuel Marrero as Secretary, Treasurer and Chief Financial

          Officer, to be effective at the Effective Time.

                         (e)  Certified resolutions of the TRIPLE-I Board

          of Directors pursuant to Section 8.16 hereof.

                    6.2  Delaware G.C.L. Section 203.  TRIPLE-I's Board of

          Directors shall take all steps necessary to exempt the

          transactions contemplated under this Agreement and the Exhibits hereto from the provisions of its Certificate of Incorporation,

          By-laws, Shareholders' Rights Agreement and Delaware General

          Corporation Law Section 203.

                    6.3  France and U.K. Corporate Matters.

                         (a)  TRIPLE-I shall cause one share of Information

          International, Inc., S.A. ("TRIPLE-I S.A.") to be issued and delivered to each of (i) Raymond F. Box, (ii) AIL, (iii)

          Information International Inc., Limited, (iv) VOLT-Autologic,







          Ltd. of England, (v) VOLT-Autologic, Ltd. of Israel, (vi) VOLT-

          Autologic, Inc. of Canada, and (vii) VOLT-Autologic AB of Sweden;

          provided, however that delivery of such shares shall be made to

          NEWCO upon or prior to the Closing.

                         (b)  "TRIPLE-I S.A. and the French branch of

          Information International Inc., Limited (the "French Branch"),

          will, prior to the Closing, perform the following acts:

                              (i)  establish a final balance sheet for 1994

                                   for the French Branch;

                              (ii) sign the annual tax returns for 1992,

                                   1993, 1994 relating to the French

                                   Branch;

                              (iii)     file such tax returns with the

                                        interested tax authorities, and

                                        cause a meeting with the authorized

                                        tax examiner to be held to explain

                                        the situation and circumstances of

                                        the French Branch;

                              (iv) file the 1994 accounts of TRIPLE-I S.A.

                                   with the Registrar of Commerce and

                                   Companies;

                              (v)  carry out with the Registrar of Commerce

                                   and Companies the formalities relating

                                   to the change of the TRIPLE-I S.A.

                                   statutory auditor; and









                              (vi) clarify the status of the two British

                                   employees by making them "cadre"

                                   (management personnel) like the other

                                   employees of TRIPLE-I S.A."



                           ARTICLE VII - MUTUAL AGREEMENTS

                    7.1  Confidentiality And Non-Solicitation.  Until the

          Closing, and, in the event this Agreement is terminated by

          Agreement or there is not a Closing, for two years after

          termination:

                         (a)  All parties and their respective Affiliates

          shall keep confidential and shall not disclose nor use in their respective businesses any confidential business or sales

          information.  Confidential business or sales information does not include information which has been disclosed to the public by either of them or which is subsequently disclosed to the public by the party claiming confidentiality or otherwise is in or becomes part of the public domain.

                         (b)  Neither party nor their respective Affiliates

          shall solicit nor offer employment to any person employed by the other party.

                    7.2  No Pre-Closing Extraordinary Transactions.  From

          June 25, 1995 until the earlier of the termination of this

          Agreement or the Closing, TRIPLE-I, the TRIPLE-I SUBSIDIARIES,

          NEWCO, AUTOLOGIC, AIL and the VOLT SUBSIDIARIES shall be operated

          in good faith in the ordinary course of business.   Except as







          permitted under Section 5.7, no dividends, issuance of stock

          (except pursuant to outstanding options of TRIPLE-I), issuance of stock options and no extraordinary transactions or payments not in the ordinary course of business shall be made either by

          TRIPLE-I, any TRIPLE-I SUBSIDIARY, NEWCO, or AUTOLOGIC, AIL or

          any VOLT SUBSIDIARY without the written consent of the other party.  Anything in this Section 7.2 to the contrary

          notwithstanding, the parties hereto agree to establish the joint venture described in Section 7.21 hereto to operate during the period between the date of this Agreement and the Closing Date.

                    7.3  Publicity.  No announcement of this Agreement

          shall be made except in a jointly agreed-upon announcement and except as otherwise required by applicable law or government regulation.

                    7.4  TRIPLE-I/NEWCO Merger.  As soon as practicable

          following the Closing of this Agreement, and subject to Section

          7.13 hereof, the Boards of Directors of TRIPLE-I and NEWCO shall approve and adopt the Agreement of Merger and shall execute and file with the Secretary of the State of Delaware the Certificate of Merger  each in a form and upon such terms as shall be agreed upon by the parties hereto.

                    7.5  Election of NEWCO Board of Directors.  Immediately

          prior to the TRIPLE-I/NEWCO MERGER,  VOLT shall  cause to be elected to the Board of Directors of NEWCO the following seven directors:  William Shaw, James J. Groberg, Dennis Doolittle,

          Paul McGarrell, Charles Ying, Ralph Roth and Alden Edwards (the







          "New Board", of which Charles Ying, Ralph Roth and Alden Edwards,

          and their successors during the two-year period following the

          Effective Time, shall hereinafter be referred to as the "Minority

          Directors").

                    7.6  Election of Officers.  It is intended and agreed

          that upon election of the New Board, such New Board shall vote to elect the following persons as officers:

                    William Shaw             Chairman of the Board

                    Dennis Doolittle         Vice Chairman and Chief
          Operating Officer

                    Alden Edwards       President

                    Manuel Marrero      Senior Vice President of
                                        Administration, Treasurer,
                                             Chief Financial Officer and
                                             Secretary

                    7.7  Directors' Meetings, VOLT SUBSIDIARIES.  Upon

          completion of the Closing, VOLT will direct and ensure that each of the VOLT SUBSIDIARIES hold all meetings necessary for the approval of stock transfers and registrations arising under this

          Agreement.

                    7.8  Directors and Officers of NEWCO Subsidiaries.

          Promptly following the Closing, the NEWCO Board of Directors shall determine and cause to be appointed the directors and officers  of the NEWCO Subsidiaries.

                    7.9  Transaction Costs.  VOLT , TRIPLE-I and NEWCO and

          after the Closing, VOLT and NEWCO, shall bear their own separate costs in connection with this transaction whether or not the









          transaction is consummated and whether or not such costs are incurred prior or subsequent to the Closing, provided, however,

                         (a)  if the transaction is consummated, NEWCO will

          bear all costs associated with the preparation of the S-4 as defined herein and all other Federal and State Securities Laws filings (collectively "Securities Work"), it being understood that (i) to the extent that VOLT's and TRIPLE-I's attorneys and accountants do Securities Work in addition to their

          representation of VOLT or TRIPLE-I, as the case may be, NEWCO shall bear the costs of such Securities Work; and (ii) the charges of TRIPLE-I's attorneys and accountants for work in connection with this transaction other than Securities Work, if due and payable after the Closing, shall be accrued on TRIPLE-I's financial statements dated as of the Closing to the extent not paid prior thereto.

                         (b)  in the event that the transaction is not

          consummated, then (i) VOLT and TRIPLE-I shall each bear the costs of its respective attorneys and accountants for their Securities

          Work on behalf of NEWCO; (ii) all other costs of NEWCO in

          connection with Securities Work shall be apportioned equally between VOLT and TRIPLE-I; and

                         (c)  in all events, the fees and other charges of

          VOLT's and TRIPLE-I's investment bankers, whether or not such fees would otherwise be considered costs of Securities Work, will be borne by VOLT and TRIPLE-I, respectively, it being further understood that any such fees and charges of TRIPLE-I's







          investment bankers, if due and payable after the Closing, shall be accrued on TRIPLE-I's financial statements dated as of the

          Closing to the extent paid prior thereto.

                    7.10 Employee Benefit Matters.

                         (a)  VOLT and NEWCO agree that, effective upon the

          merger of AUTOLOGIC into NEWCO, VOLT shall cause NEWCO to adopt and assume the Benefit Plans which are currently in force on behalf of the employees of AUTOLOGIC with substantially the same terms and conditions as in effect immediately prior to the merger of AUTOLOGIC into NEWCO.  To the extent necessary or desirable,

          VOLT shall cause the Benefit Plans to be amended to include NEWCO as a sponsoring employer of such plans.  The parties agree that at the Effective Time, all continuing pre-merger employees of

          NEWCO shall become eligible to participate (and all continuing premerger employees of TRIPLE-I shall continue to participate) in all of the retirement programs, and subject to this Section 7.10,

          all other employee benefit programs generally available to

          TRIPLE-I employees, except for the Information International,

          Inc. 1976 Employee Stock Ownership Plan (the "TRIPLE-I ESOP"),

          (which plan shall be terminated), but including, without

          limitation, the Information International, Inc. Profit-Sharing

          and 401(k) Plan and Trust  (the "TRIPLE-I 401(k) Plan"), based on their respective dates of employment with NEWCO, AUTOLOGIC or any other VOLT affiliate.

                         (b)  At the Effective Time NEWCO shall adopt and

          assume the TRIPLE-I 401(k) Plan as the Plan sponsor.







                         (c)  On or before the Effective Time

                              (i)  TRIPLE-I agrees to amend the TRIPLE-I

          401(k) Plan, effective January 1, 1995, to provide that

          continuing pre-merger NEWCO employees shall be granted service for eligibility and vesting purposes under the TRIPLE-I 401(k)

          Plan based on employment with NEWCO and any other VOLT Affiliate,

          to the extent such service was granted under the VOLT Employee

          Stock Ownership Plan (the "VOLT ESOP") and the VOLT 401(k)

          Savings Plan (the "VOLT Savings Plan", and collectively with the

          VOLT ESOP, the "VOLT Plans").

                              (ii) TRIPLE-I agrees to amend the TRIPLE-I

          401(k) Plan, effective January 1, 1995, to provide that each former NEWCO employee shall be eligible to receive an allocation of any "profit sharing contribution" under such plan for the plan year ending December 31, 1995 if such employee accrued 1,000 hours of total service with NEWCO AUTOLOGIC (or any other VOLT

          Affiliate) and TRIPLE-I.

                         (d)  VOLT agrees to amend the VOLT ESOP, effective

          November 1, 1994, to provide that service with NEWCO or AUTOLOGIC shall be counted in determining such employee's vested percentage for the plan year ending October 31, 1995, and to provide that any continuing pre-merger NEWCO employee shall be entitled to receive an allocation of his or her contribution to the VOLT ESOP for the plan year ending October 31, 1995 (based on his or her compensation with AUTOLOGIC) if such employee accrued 1,000 hours of service with either AUTOLOGIC, NEWCO or TRIPLE-I and shall be







          considered "employed" on the last day of such plan year for purposes of the VOLT ESOP if such employee is employed by TRIPLE-

          I on October 31, 1995.  VOLT shall amend the VOLT ESOP,

          effective, November 1, 1994, and the VOLT Savings Plan, effective

          January 1, 1995, to provide that, as of the date of the merger between NEWCO and TRIPLE-I, NEWCO employees shall cease active participation in the Plan and, except for contributions to the

          VOLT ESOP on account of the plan year ending October 31, 1995, if any, no further employer or employee contributions shall be made to the VOLT ESOP or the VOLT Savings Plan on behalf of any former

          NEWCO employee.

                         (e)  The parties to this Agreement agree to

          cooperate to effectuate a transfer of participants from the VOLT

          Plans to the TRIPLE-I 401(k) Plan (as adopted by NEWCO) and each of them shall do whatever is necessary, including without

          limitation, execution of any amendments and securing any

          necessary approvals from the Internal Revenue Service to

          implement the provisions of this Agreement.

                         (f)  NEWCO agrees to use reasonable efforts to

          obtain approval of NEWCO'S stock option plans by NEWCO's security holders under Rule 16b-3(a) as promulgated under the Exchange

          Act, and to otherwise comply with the requirements of such Rule

          16b-3(a).

                         (g)  The parties agree to cooperate to provide a

          program of welfare benefits, (including without limitation,

          medical, health, life insurance, severance pay and vacation pay)







          on behalf of the all continuing post-merger employees of TRIPLE-

          I, utilizing either of the individual benefit programs currently available to the pre-merger employees of TRIPLE-I or NEWCO.  In determining the programs to be made available to the post-merger employees, the parties shall consider the cost of the programs,

          the availability of an expanded group of employees and the relative value of the benefits.  To the extent possible, prior to the Effective Time, the parties shall make a final determination with respect to the terms and conditions of each such welfare benefit program and shall cause TRIPLE-I or NEWCO, as the case may be, to take appropriate action to adopt the particular welfare plan and to make such plan available to the post-merger employees of TRIPLE-I.  In the event that the parties are unable to reach a decision regarding a particular benefit plan prior to the Effective Time, the pre-merger plan of TRIPLE-I shall be continued and all continuing post-merger employees of NEWCO shall become eligible to participate in such welfare plan, to the extent provided under the terms and conditions of such welfare plan, provided, however, that all continuing pre-merger employees of TRIPLE-I shall become eligible to participate in such programs based on their original dates of employment with NEWCO or

          AUTOLOGIC.  With respect to the Medical Plan on account 1995,

          deductibles, co-payments and other participant charges, which are calculated on the basis of a calendar year, shall be adjusted so that each participant (or family group) is not required to expend more, in total, than would have been required, if had such







          participant (or family group) had participated in the surviving medical or health plan from January 1, 1995.

                    7.11 Preparation of Proxy Statement/ Prospectus or

          Information Statement/Prospectus.  As promptly as practicable after the execution of this Agreement, NEWCO shall prepare and file with the SEC a Proxy Statement/Prospectus or  an Information

          Statement/Prospectus included in a Registration Statement on Form

          S-4 (the "S-4") with respect to the taking of corporate action for the purpose of authorizing the consummation of the

          transactions and other actions contemplated by Section 7.13 of this Agreement.  NEWCO shall use its best efforts to cause the S-

          4 to be declared effective under the Securities Act as promptly as practicable after such filing.  NEWCO shall take any action

          (other than qualifying to do business in any state in which it is not now so qualified) required to be taken under any applicable

          Federal Securities Law (including any filings required to be made under the Exchange Act) or Blue Sky Law with respect to the issuance of NEWCO Common Stock to the shareholders of TRIPLE-I pursuant to the terms of this Agreement.  TRIPLE-I shall furnish in writing all information concerning TRIPLE-I and shall

          cooperate with VOLT and NEWCO as may be requested by VOLT and

          NEWCO in connection with the preparation of the S-4 and any applicable Blue Sky Law.  Subject to the terms of Section 8.11 of this Agreement, TRIPLE-I shall have the opportunity to review drafts of the S-4 prior to the filing of the S-4 and shall advise

          VOLT in writing of any changes it believes are appropriate with







          respect to information supplied concerning TRIPLE-I or the characterization or description of the transactions contemplated hereby.

                    7.12 Access to Information.  Upon reasonable notice,

          VOLT and TRIPLE-I shall each afford to the officers, employees,

          accountants, counsel and other representatives of the other,

          reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books,

          contracts, commitments and records and, during such period, each of VOLT and TRIPLE-I shall furnish promptly to the other all other information concerning its business, properties and

          personnel as such other party may reasonably request.  The investigation by and knowledge of VOLT and TRIPLE-I, and

          furnishing of information to each such party, shall not affect the right of such party to rely on the representations,

          warranties, covenants and agreements of the other parties hereto.

                    7.13 Shareholders' Approvals.  VOLT, as the sole

          shareholder of NEWCO, shall approve the transactions contemplated by this Agreement and shall cause the approval of such

          transactions by the Board of Directors of NEWCO.  TRIPLE-I will,

          through its Board of Directors, recommend to TRIPLE-I's

          Shareholders the approval of this Agreement and the TRIPLE-

          I/NEWCO Merger and the other transactions contemplated hereby and the Board of Directors of TRIPLE-I shall approve this Agreement,

          the TRIPLE I/NEWCO Merger and the other transactions contemplated hereby as soon as practicable after the date on which the S-4







          becomes effective.  Unless the Board of Directors in good faith believes its fiduciary duties otherwise require, TRIPLE I shall,

          through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby as soon as practicable after the date on which the S-4 becomes effective.

                    7.14 Legal Conditions to TRIPLE I/NEWCO Merger.  VOLT

          and TRIPLE-I will each take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this Agreement (including furnishing all information (i) required under the Hart Scott Rodino

          Antitrust Improvement Act, the Securities Act and the Exchange

          Act and (ii) in connection with the Blue Sky Filings, the

          Certificates of TRIPLE I/NEWCO Merger and approvals of or filings with any other governmental entity and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the

          TRIPLE I/NEWCO Merger.  VOLT and TRIPLE-I will each take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party, required to be obtained or made by VOLT and TRIPLE-I in connection with the TRIPLE I/NEWCO

          Merger or the taking of any action contemplated thereby or by this Agreement.









                    7.15 Rule 145 Affiliates.  Prior to the Closing Date,

          TRIPLE-I shall deliver to VOLT a letter substantially in the form attached hereto as Exhibit D, identifying all persons who may be,

          at the time this Agreement is submitted for approval to the shareholders of TRIPLE-I, "affiliates" of TRIPLE-I for purposes of Rule 145 under the Securities Act.  TRIPLE-I shall use

          reasonable efforts to cause each such person to deliver to VOLT and NEWCO on or prior to the Closing Date written agreements,

          substantially in the form attached as Exhibit  E hereto.

                    7.16 Stock Exchange Listing.  VOLT shall use reasonable

          efforts to cause the shares of NEWCO Common Stock to be issued in the TRIPLE I/NEWCO Merger to be approved for listing on the

          NASDAQ National Market, subject to official notice of issuance,

          prior to the Effective  Time or such other NASDAQ market for which NEWCO shall be eligible.

                    7.17 Additional Agreements; Best Efforts.  Subject to

          the terms and conditions of this Agreement, and unless otherwise provided herein, each of the parties hereto agrees to use best efforts to cause the conditions to effect the TRIPLE I/NEWCO

          Merger to be met, including taking, or causing to be taken, all actions and to do, or cause to be done, all things necessary,

          proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including full cooperation with the other parties and the provision of information and making all necessary filings in connection with, among other things, the approvals under the







          Hart Scott Rodino Antitrust Improvement Act, the S-4 and the Blue

          Sky Filings.

                    7.18 Tax Treatment.  VOLT, NEWCO and TRIPLE-I each

          agree to treat the TRIPLE-I/NEWCO Merger as a reorganization within Section 368(a)(1)(A) of the Code.

                    7.19 Letter of TRIPLE-I's Accountants.  TRIPLE-I shall

          use its best efforts to cause to be delivered to VOLT a letter of

          Arthur Andersen, TRIPLE-I's independent auditors, and addressed to VOLT, dated a date within two business days before the date on which the S-4 shall become effective, and confirmed in writing as of the Effective Time, in substantially the same form and

          substance as is contained in Exhibit F hereto which letters shall provide for the required accounting procedures to be performed up to the date which is 5 days prior to the date of each respective letter.

                    7.20 Letter of NEWCO'S Accountants.  VOLT shall use its

          best efforts to cause to be delivered to TRIPLE-I a letter of

          Ernst & Young, LLP, NEWCO'S independent auditors, addressed to

          TRIPLE I, dated a date within two business days before the date on which the S-4 shall become effective, and confirmed in writing as of the Effective Time, in substantially the same form and substance as is contained in Exhibit G hereto which letters shall provide for the required accounting procedures to be performed up to the date which is 5 days prior to the date of each respective letter.









                    7.21  Change of Corporate Name.  Upon or prior to  the

          Closing, Volt and NEWCO agree to cause NEWCO's Certificate of

          Incorporation to be amended to provide that NEWCO's name shall be

          AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                    7.22 VOLT/NEWCO Intercompany Transactions.  VOLT, NEWCO

          and TRIPLE-I agree that, for the first two years following the

          Closing Date, all proposed transactions between VOLT or any VOLT

          Affiliate and NEWCO shall be brought to and approved by a

          majority of the Board of Directors of NEWCO; provided that NEWCO directors who are also VOLT directors may vote on such proposals;

          and provided, further, that this Section 7.22 shall not apply to situations in which VOLT or a VOLT Affiliate purchases goods or services from NEWCO at NEWCO's then current market price.

                    7.23 VOLT Name.  After the Closing, none of TRIPLE-I,

          NEWCO, the VOLT SUBSIDIARIES or the TRIPLE-I SUBSIDIARIES will use the name "VOLT", or any variation thereof, without the written permission of VOLT, and each of the VOLT SUBSIDIARIES shall change its name as soon as practicable to eliminate "VOLT".

                    7.24 Accounts Receivable and Inventory.  With respect

          to reserves for accounts receivable and inventory, the Audit

          Committee of the NEWCO Board of Directors shall, at the end of

          NEWCO's first and second fiscal years following the Closing Date,

          report to the NEWCO Board of Directors on the adequacy of such reserves on the books of TRIPLE-I, the TRIPLE-I SUBSIDIARIES,

          AUTOLOGIC, AIL, the VOLT SUBSIDIARIES and/or NEWCO as of the

          Closing Date.  Should the NEWCO Board of Directors determine that







          the said reserves, as of the Closing Date were inadequate, NEWCO

          (or VOLT in the case of inadequate TRIPLE-I reserves) shall be reimbursed to the extent of the inadequacy as either TRIPLE-I

          Losses or VOLT Losses, as defined herein, as the case may be.

          Any amounts payable under this Section 7.24 will be first set off as provided by Section 10.5 hereof and any remainder will then be paid as provided by Section 10.6 hereof.

                    7.25 Transfer of Certain Shares.  In connection with

          the transfer of the shares of Volt Autologic Ltd., an Israeli corporation (hereinafter "VAL"), the parties shall cooperate and cause their respective subsidiaries, including without limitation

          VOLT Technical Corporation, to cooperate to the extent necessary to enable NEWCO and any holder of VAL shares affiliated with

          NEWCO to open such bank account(s) in Israel through which payments of whatever nature attributable to the ownership, sale or other transfer or disposition of VAL shares may be repatriated from Israel in non-Israeli currency.  Without limitation, such cooperation shall include the provision of any and all

          documentation and the execution of any and all statements and affidavits as may be required by the bank in which such

          account(s) is (are) to be opened or by any Israeli government authority, evidencing, inter alia,

                         (i)  that each of VOLT and VOLT Technical

               Corporation are foreign, non-Israeli entities and qualified as "Foreign Residents" under Israeli currency control

               regulations (hereinafter "Foreign Residents") at the time of







               their purchase of VAL shares and at all times thereafter

               through the time of sale thereof,

                         (ii) that each of VOLT and VOLT Technical

               Corporation held the VAL shares for more than seven (7)

               years,

                         (iii)     the stock powers transferring the VAL

               shares from VOLT and VOLT Technical Corporation to NEWCO and

               AIL, and

                         (iv) the value of the transaction transferring the

               VAL shares pursuant hereto.



                                     ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF PARTIES TO CLOSE

                    The obligations of the Parties hereto to consummate the

          transactions as provided herein are subject to the fulfillment,

          at or before the Closing, of each of the following conditions

          (all or any of which may be waived in whole or in part in the sole discretion of the party and only by such party for whose benefit or protection the condition exists):

                    8.1  Representations and Warranties.  The

          representations and warranties made by the Parties in this

          Agreement, taken as a whole, shall be true and correct, in all respects material to the validity and enforceability of this

          Agreement and to the Condition of the respective Businesses of

          TRIPLE-I, the TRIPLE-I SUBSIDIARIES, the VOLT SUBSIDIARIES,

          AUTOLOGIC, AIL and NEWCO, on and as of the Closing Date as though







          made on and as of the Closing Date or, in the case of

          representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

                    8.2  Orders and Laws.  There shall not be in effect on

          the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the

          Operative Agreements.

                    8.3  Regulatory Consents and Approvals.  All consents,

          approvals and actions of, filings with and notices to any

          Governmental or Regulatory Authority necessary to permit TRIPLE-I and VOLT to perform their obligations under this Agreement and the Exhibits hereto and to consummate the transactions

          contemplated hereby and thereby shall have been duly obtained,

          made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any

          Governmental or Regulatory Authority necessary for the

          consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have occurred, including but not limited to, the following:

                         (a)  The expiration of the Hart Scott Rodino

          Antitrust Improvement Act, 15 U.S.C. Section 18a, waiting period

          (whether or not extended), without receipt by either party of an objection from the United States Justice Department or the

          Federal Trade Commission, after the filing by both parties of a









          completed Hart Scott Rodino pre-merger notification form and payment by VOLT of the required fee.

                         (b)  The obtaining of a tax clearance from the

          State of California for the merger provided in Article 5.1(d)

          and, if required, for the merger provided in Article 7, and the obtaining of a tax clearance from any other state from which such a tax clearance must be obtained with respect to such mergers.

                         (c)  The notification, not less than twenty days

          before the Closing, of the French Treasury, of the transaction,

          and specifically that as a result of the planned merger of

          TRIPLE-I and NEWCO, NEWCO would become the sole shareholder of

          AIL.

                         (d)  The  filing promptly after the execution of

          this Agreement of a notification with the German Federal Cartel

          Office pursuant to Section 23,24 of the German Act Against

          Restraints of Competition.

                     8.4 Landlord's Consents.  Where required by the terms

          thereof, TRIPLE-I shall obtain from each Landlord or Lessor, with respect to the Real Property Leases described in Schedule 4.15 hereto, a certificate or consent reasonably satisfactory in form and substance to VOLT confirming the continuing validity of each such Real Property Lease, subsequent to the Effective Time, and the absence of any breach and basis for termination thereof.

                    8.5  Third Party Consents.  The consents (or in lieu

          thereof waivers) listed in Schedule 8.5 shall have been obtained and shall be in full force and effect.







                    8.6  Fairness Opinion.  The receipt of a satisfactory

          and reasonable fairness opinion by TRIPLE-I from an independent investment banker and by VOLT from an independent investment banker supporting the fairness of the proposed transaction.

                    8.7  Shareholder Approval.  The approval by a majority

          of the Shareholders of each of TRIPLE-I and NEWCO of the

          transactions contemplated by this Agreement.

                    8.8  Debt-Free Merged Company.  TRIPLE-I, the TRIPLE-I

          SUBSIDIARIES, AUTOLOGIC, AIL and the VOLT SUBSIDIARIES shall not owe any money (1) to VOLT, (2) to associates or affiliates of

          VOLT or AUTOLOGIC, or (3) to banks or others for moneys borrowed.

                    8.9  Compliance With Agreements.  TRIPLE-I, NEWCO and

          VOLT shall have complied with their respective agreements in

          Articles V, VI and VII (except for the agreement set forth in

          Section 7.25 of this Agreement).

                    8.10 Documents and Filing.  The following filings and

          deliveries of documents shall be made:

                         (a)  Filing by VOLT-Autologic AB of Sweden, of its

          annual report for the year ending October 31, 1994 with the applicable local Patent and Registration Office.

                         (b)  Full completion and updating of the minute

          books of VOLT-Autologic, Ltd. of England and presentation of copies thereof to TRIPLE-I.

                         (c)  In Spain, the filing by the Spanish branch of

          AIL of all financial reports for all periods prior to the

          Closing, with the Commercial Registry.







                         (d)  VOLT Autologic AB shall make a notation on

          the share certificate that VOLT Information Sciences, Inc. is entered in the share register as owner of the shares of VOLT

          Autologic AB.

                         (e)  All filings and deliveries required pursuant

          to Section 6.3 of this Agreement.

                    8.11 Certain SEC Filings.  VOLT and TRIPLE-I shall have

          reached agreement on the contents before filing or becoming final and or effective of all preliminary and definitive proxy or information statements, registration statements and prospectuses to be used in connection with the transactions contemplated by this Agreement and the Exhibits hereto.

                    8.12 Exchange Listing.  The shares of NEWCO Common

          Stock issuable pursuant to this Agreement shall have been

          authorized for listing on the NASDAQ National Market or such other NASDAQ market for which NEWCO shall be eligible.

                    8.13 Effectiveness of S-4.  The S-4 shall have become

          effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, under

          Section 8 of the Securities Act.

                    8.14 Absence of Certain Injunctions and Government

          Actions.  The waiting period, and any extension thereof, under the Hart Scott Rodino Antitrust Improvement Act and any other applicable federal or state antitrust or fair trade law shall have terminated or expired.  There (i) shall not be in effect a temporary restraining order or a preliminary or permanent







          injunction or other order, decree or ruling by a governmental entity which (A) restrains or prohibits the TRIPLE I/NEWCO Merger or the consummation of all or any of the other transactions contemplated hereby, or (B) prohibits or restricts the ownership or operation by NEWCO (or any of its subsidiaries) of any portion of its (or their) or TRIPLE-I's business or assets which is material to the business of such entities, or compels NEWCO (or any of its subsidiaries) to dispose of or hold separate any portion of its (or their) or TRIPLE-I's business or assets which,

          if required to be disposed of, would be likely to materially diminish the value of TRIPLE-I to a reasonable purchaser, or would be likely to have a material adverse effect on NEWCO following the Closing, or (C) imposes any limitations on the ability of NEWCO or any of its subsidiaries effectively to control in any material respect the business and operation of

          TRIPLE-I, or (D) is otherwise reasonably likely to have a

          material adverse effect on NEWCO; or (ii) shall not be pending before any governmental entity, any action or proceeding, whether in law or in equity or otherwise, brought by any governmental entity which seeks as relief a result described in clause (i)

          above; or (iii) shall not have been promulgated or enacted by a governmental entity a statute, rule, regulation or executive order which has an effect described in clauses (i) (A), (B) or

          (C) above; provided, however, that (x) subject to the right of each party, in its sole discretion, to make the determination in subsection (y), the parties shall use their best efforts to







          litigate against the entry of, or to obtain the lifting of, such temporary restraining order or preliminary or permanent

          injunction or other governmental action; (y) in no event shall a party be obligated to take or accept or refrain from taking any action if the taking, acceptance or refraining from taking such action is reasonably likely to materially diminish the value, as such party may determine in its sole discretion, of TRIPLE-I to

          NEWCO or of the TRIPLE-I/NEWCO merger to TRIPLE-I; and (z) the existence of a temporary restraining order as described in clause

          (i) or the pendency of an action or proceeding as described in clause (ii) shall operate only to delay the Closing until the

          30th day following the lifting of such temporary restraining order or the conclusion of such action or proceeding, except that there shall be deemed to be a failure of this condition if such action or proceeding shall not have concluded, the parties agreeing, subject to the other provisions of this Agreement, by

          March 31, 1996, to exercise their best efforts to close as soon as reasonably practicable following the lifting of any such temporary restraining order or the conclusion of any such action or proceeding.

                    8.15 Thousand Oaks Lease.  A Lease, substantially in

          the form attached hereto as Exhibit H, with respect to certain premises located in Thousand Oaks, California, as described in such Lease, shall have been executed by the parties identified in such Lease as the Lessee and the Lessor.









                    8.16 Board of Directors Approval.  The Board of

          Directors of each of NEWCO, VOLT and TRIPLE-I shall have approved and authorized the transactions to be consummated pursuant to this Agreement, and the actions to be taken with respect thereto,

          and certified resolutions evidencing such authorization and approval shall be provided to the other parties hereto on or prior to the Closing Date.

                    8.17 Registration Rights Agreement.  The parties hereto

          agree that on or prior to the Closing Date VOLT and NEWCO shall execute a Registration Rights Agreement  in a form and upon terms which shall be agreed to by the parties hereto which agreement shall provide, inter alia, for two separate demand registration rights and for piggy-back registration rights upon customary terms and subject to customary limitations.

                    8.18 Accounts Payable and Payroll.  NEWCO and AUTOLOGIC

          agree that on or prior to the Closing Date each of them shall pay all of its accounts payable and trade liabilities (and cause the payment of the accounts payable and trade liabilities of AIL and the VOLT SUBSIDIARIES) as such accounts shall become due in the ordinary course of business.  VOLT agrees that it shall fund or cause the funding of all uncashed NEWCO, AIL and VOLT

          SUBSIDIARIES'  payroll checks for payroll and payroll taxes related thereto up to and including the Closing Date.













                                      ARTICLE IX

                    9.1  Indemnification by VOLT.  VOLT will indemnify and

          hold TRIPLE-I (or NEWCO as the case may be) harmless with respect to any cost or loss, including reasonable attorneys fees,

          regardless of whether the circumstances giving rise to such losses were disclosed in a Schedule to this Agreement or were otherwise known to TRIPLE-I ("TRIPLE-I Losses"):

                         (a)  incurred by TRIPLE-I (or NEWCO) as a result

          of the breach by VOLT of any representation, warranty or

          agreement contained in this Agreement or in the Share Purchase

          Agreement concerning the purchase of the stock of VAPL,

                         (b)   arising from  any Liability of NEWCO,

          AUTOLOGIC, AIL or the VOLT SUBSIDIARIES which arose on or before

          July 28, 1995 and which is not accrued on the VOLT Financial

          Statements which are known or should have been known by VOLT,

          NEWCO, AUTOLOGIC, AIL or the VOLT SUBSIDIARIES as of July 28,

          1995;

                         (c)  (1)  arising from the liability of NEWCO,

          AUTOLOGIC or AIL for federal income taxes which were incurred prior to the Closing.

                              (2)  arising from the liability of NEWCO,

          AUTOLOGIC, AIL or the VOLT SUBSIDIARIES for foreign, state, or local income taxes and sales and use, transfer, value added,

          excise or other taxes which were incurred and due prior to the

          Closing Date, or if incurred prior to July 28, 1995, were not accrued on the VOLT Interim Financial Statements.







                         (d)  arising from (i) any and all current or

          future liabilities or obligations under any foreign countries or

          United States federal, state or local law, regulations, order or decree relating to pollution control, environmental protection,

          health, welfare, or public safety, and (ii) any and all personal injury, death, disease, illness, sickness, economic loss, loss of use, property damage or other type of claim arising from:

                              (i)  the handling, storage, use, delivery,

               transportation or disposal of any Hazardous Substances,

               including chemicals utilized in the manufacture of circuit boards, at, on, under, in or from any property or facility owned or operated by NEWCO, AUTOLOGIC, AIL or any of the

               VOLT SUBSIDIARIES prior to the effective date of this

               Agreement.

                              (ii) any escape, emission, discharge, release

               or threat of release of any Hazardous Substances into or

               upon the soil, air, surface water, ground water or land at any property or facility owned or operated by NEWCO,

               AUTOLOGIC, AIL or any of the VOLT SUBSIDIARIES prior to the effective date of this Agreement.

                         (e)  arising from any current or future

          liabilities or obligations under any foreign or United States federal, state or local law, regulations, order or decree

          relating to employment discrimination, wrongful termination,

          worker's compensation or other type of claim arising from:









                              (i)  the hiring, firing, training,

               compensation, or other treatment of employees by NEWCO,

               AUTOLOGIC, AIL, or any of the VOLT SUBSIDIARIES prior to the

               Closing.

                              (ii) any failure to provide employee benefits

               as mandated under federal or state law or to comply with

               federal wage and hour regulations on behalf of NEWCO,

               AUTOLOGIC, AIL, or any of the VOLT SUBSIDIARIES prior to the

               Closing.

                         (f)  arising from any and all liabilities arising

          out of the conduct or operation of VOLT's business or the

          business of any VOLT subsidiary (direct or indirect) or other

          Affiliate or Associate of VOLT, excepting only therefrom, the business of NEWCO, AUTOLOGIC, AIL and the VOLT SUBSIDIARIES.

                         (g)  arising from any claim by Michael McGovern

          (or any assignee or representative of his) concerning his rights as a shareholder of AUTOLOGIC or NEWCO during any time period prior to the Closing.

                    9.2  Minimums.  VOLT shall have no liability under

          subsections (a), (b), (d), (e) or (g) of Section 9.1 unless and to the extent that TRIPLE-I's (or NEWCO'S) Losses exceed $375,000 in the aggregate.  All other indemnifications shall not be subject to any minimum amount, individually, or in the aggregate.

                    9.3  Notice.  VOLT shall not be required to indemnify

          TRIPLE-I (or NEWCO) with respect to any claim of a TRIPLE-I Loss made under subparagraphs (a) or (b) hereof unless TRIPLE-I (or







          NEWCO) notifies VOLT of its claims, in writing, within two years of the Closing.  In the case of a claim of a TRIPLE-I Loss made under Paragraph 9.1(c), (d), (e), (f) or (g), the right to assert such claim of a TRIPLE-I Loss shall be the same as the applicable statute of limitations governing the claim giving rise to such claim of TRIPLE-I Loss, plus the applicable procedural deadline for completing service of process plus ten days, but in no event more than 130 days.

                    9.4  Exclusive Remedy.  Except for fraud, the

          indemnities provided herein shall constitute TRIPLE-I's sole and exclusive remedy with respect to the subject matter thereof.



                                      ARTICLE X

                    10.1 Indemnification by TRIPLE-I.  TRIPLE-I will

          indemnify and hold VOLT  harmless with respect to any cost or loss incurred by VOLT, NEWCO or by any NEWCO Subsidiary,

          including reasonable attorneys fees ("VOLT Losses") and

          regardless of whether the circumstances giving rise to such losses were disclosed in a Schedule to this Agreement or were otherwise known to VOLT:

                         (a)  any Loss incurred by VOLT or NEWCO or any

          NEWCO Subsidiary as a result of the breach by TRIPLE-I of any representation, warranty or agreement contained in this

          Agreement.

                         (b)  arising from  any Liability of TRIPLE-I or

          the TRIPLE-I SUBSIDIARIES which arose on or before June 30, 1995,







          and which is not accrued on the TRIPLE-I Financial Statements which are known or should have been known by TRIPLE-I as of June

          30, 1995;

                         (c)  (1)  arising from the liability of TRIPLE-I

          or the TRIPLE-I SUBSIDIARIES for any due and unpaid federal income taxes which were incurred prior to the Closing, but were not paid prior to the Closing Date;

                              (2)  arising from the liability of TRIPLE-I

          or the TRIPLE-I SUBSIDIARIES for foreign, state, or local income taxes and sales and use, transfer, value added, excise or other taxes which were incurred and due prior to the Closing Date, or if incurred prior to June 30, 1995, were not accrued on the

          TRIPLE-I Interim Financial Statements;

                              (3)  arising from any permanent reduction in

          the net operating loss carryover of TRIPLE-I available to NEWCO as a result of any incorrect entries in any income tax return of

          TRIPLE-I filed with respect to any tax period ending prior to

          June 30, 1995.

                         (d)  arising from (i) any and all current or

          future liabilities or obligations under any foreign countries or

          United States federal, state or local law, regulations, order or decree relating to pollution control, environmental protection,

          health, welfare, or public safety, and (ii) any and all personal injury, death, disease, illness, sickness, economic loss, loss of use, property damage or other type of claim arising from:









                              (i)  the handling, storage, use, delivery,

               transportation or disposal of any Hazardous Substances,

               including chemicals utilized in the manufacture of circuit boards, at, on, under, in or from any property or facility owned or operated by TRIPLE-I or the TRIPLE-I SUBSIDIARIES prior to the effective date of this Agreement.

                              (ii) any escape, emission, discharge, release

               or threat of release of any Hazardous Substances into or

               upon the soil, air, surface water, ground water or land at any property or facility owned or operated by TRIPLE-I or

               the TRIPLE-I SUBSIDIARIES prior to the effective date of

               this Agreement.

                         (e)  arising from any current or future

          liabilities or obligations under any foreign or United States federal, state or local law, regulations, order or decree

          relating to employment discrimination, wrongful termination,

          worker's compensation or other type of claim arising from:

                              (i)  the hiring, firing, training,

               compensation, or other treatment of employees by TRIPLE-I or the TRIPLE-I SUBSIDIARIES prior to the date the Closing.

                              (ii) any failure to provide employee benefits

               as mandated under federal or state law or to comply with

               federal wage and hour regulations on behalf of TRIPLE-I or the TRIPLE-I SUBSIDIARIES prior to the effective date of

               this Agreement.









                    10.2 Assumption of Liability.  NEWCO shall assume any

          and all liability of TRIPLE-I to make any payment to VOLT under this Article X and TRIPLE-I shall, upon such assumption, be relieved of such liability.

                    10.3 Minimums.  TRIPLE-I (or NEWCO) shall have no

          liability under subsections (a), (b), (d) or (e) of Section 10.1 except to the extent that VOLT Losses exceed $375,000 in the aggregate.  All other indemnifications shall not be subject to any minimum amount, individually, or in the aggregate.

                    10.4 Notice.  TRIPLE-I (or NEWCO) shall not be required

          to indemnify VOLT with respect to any claim made under

          subsections 10.1(a) or (b) hereof unless VOLT notifies TRIPLE-I

          (or NEWCO) of its claims, in writing, within two years of the

          Closing.  In the case of a claim of a VOLT Loss made under subsections 10.1(c), (d) or (e), the right to assert such claim of a VOLT Loss shall be the same as the applicable statute of limitations governing the claim giving rise to such claim of VOLT

          Loss, plus the applicable procedural deadline for completing service of process plus ten days but in no event more than 130 days.

                    10.5 Offset of Indemnification Claims.  With respect to

          all TRIPLE-I Losses and VOLT Losses, the undisputed TRIPLE-I

          Losses and VOLT Losses shall be offset against each other 120 days after the close of each of the first two full fiscal years of NEWCO following the Closing and any balance due thereafter shall be paid immediately.  Disputed Losses shall be determined







          in accordance with paragraph 12.11.  Losses arising after the aforesaid fiscal years but within the period permitted by this

          Article X may be presented for payment at any time.

                    10.6 Method of Payment.  In accordance with paragraph

          10.2, TRIPLE-I's indemnification of VOLT pursuant to this Article shall be by the issuance to VOLT by NEWCO of additional NEWCO

          Common Stock (the "Indemnification Shares") and not money.  Such

          Indemnification Shares shall be issued pursuant to the following formula:  the actual percentage of VOLT's ownership of NEWCO on the payment date (not including stock owned by VOLT prior to the

          Closing Date) times the aggregate amount of the VOLT Losses at the time in question, divided by the average bid and ask price of

          TRIPLE-I's stock on the NASDAQ National Market on the Closing

          Date, or if there is no trade on such date, then on the last day prior to the Closing Date on which there was a trade.

                    10.7 Exclusive Remedy.  Except for fraud, the

          indemnities provided herein shall constitute VOLT's sole and exclusive remedy with respect to the subject matter thereof.



                                ARTICLE XI - REMEDIES

                    11.1 Waivers and Modifications.  The failure of TRIPLE-

          I (or NEWCO) or VOLT to insist, in any one or more instances,

          upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or

          covenant.  A receipt by TRIPLE-I, NEWCO, or VOLT of any money







          with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach,

          and no waiver, change, modification or discharge by either party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by both TRIPLE-I (or NEWCO) and VOLT.

                    11.2 Claims by third parties.  In the event any damages

          or expenses are incurred by either party for which it claims indemnification under this Agreement (the "Indemnitee"), the

          Indemnitee shall promptly notify the other party (the

          "Indemnitor") in writing of such damages and expenses and to the extent possible, notify the other party prior to incurring expenses.  If any claim for indemnification hereunder is based upon an action or claim filed or made against the Indemnitee by a third party, then the Indemnitor shall have the right to

          negotiate a settlement or compromise of any such action or claim or to defend any such action or claim at its sole cost and expense.

                    In the event of a claim or anticipated claim for

          indemnification arising out of a claim by a customer of TRIPLE-I,

          AUTOLOGIC or NEWCO for a refund of the price of a system, to return a system, for damages in excess of those contemplated under the relevant contract or otherwise for consequential damages, NEWCO or any of its Affiliates shall also have the right to attempt if requested, to fulfill performance or remedy claimed non-performance on behalf of TRIPLE-I, AUTOLOGIC or VOLT.







                             ARTICLE XII - MISCELLANEOUS

                    12.1 Definitions.  (a)  Defined Terms.  As used in this

          Agreement, the following defined terms have the meanings

          indicated below:

                    "Actions or Proceedings" means any action, suit,

          proceeding, arbitration or Governmental or Regulatory Authority investigation.

                    "Affiliate" means any Person that directly, or

          indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person

          specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                    "Agreement" means this Agreement and the Exhibits, and

          the Schedules hereto and the certificates delivered in accordance herewith, as the same shall have been amended from time to time

                    "Annual Financial Statements" has the meaning ascribed

          to it in Section 3.14 and 4.10.

                    "Assets" and "Properties" of any Person means all

          assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or









          intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

                    "Associate" means, with respect to any Person, any

          corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                    "Blue Sky Filings" means the filings of documents with,

          and the qualification with, the various state securities

          authorities under Blue Sky Laws that are required in connection with the transactions contemplated by this agreement.

                    "Blue Sky Laws" means state securities or legal

          investment laws.

                    "Books and Records" of any Person means all files,

          documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers,

          Contracts, Licenses, mailing lists, customer lists, lists of







          network affiliates, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                    "Business" with respect to the business of TRIPLE-I and

          the TRIPLE-I SUBSIDIARIES on the one hand, or the business of

          AUTOLOGIC, AIL and the VOLT SUBSIDIARIES on the other hand, as applicable, means the business operations, products and

          activities which the VOLT Interim Financial Statements or the

          TRIPLE-I Interim Financial Statements, as the case may be, report on, excepting therefrom only products and operations which have been discontinued.

                    "Business Licenses" has the meaning ascribed to it in

          Section 3.23 and 4.18.

                    "Closing" means the closing of the transactions

          contemplated by Article I.

                    "Closing Date" means the date upon which the Closing

          shall take place as contemplated by this Agreement.

                    "Code" means the Internal Revenue Code of 1986, as

          amended, and the rules and regulations promulgated thereunder.

                    "Condition of the Business" means the business,

          financial condition, results of operations and Assets and

          Properties of the Business.

                    "Contract" means any agreement, lease, license,

          evidence of Indebtedness, mortgage, indenture, security agreement or other contract.









                    "Environmental Laws" shall mean any and all foreign,

          federal, state and local environmental, health or safety

          statutes, laws, regulations, rules, ordinances, policies or common law (whether now existing or hereafter enacted or

          promulgated), of all governmental agencies, bureaus or

          departments which may now or hereafter have jurisdiction over the

          Borrower and all judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment,

          including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in  nature, into the environment or relating to the manufacture, processing,

          distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances,

          pollutants or contaminants, in each case which are applicable to the Borrower or its properties.

                    "ERISA" means the Employee Retirement Income Security

          Act of 1974, as amended, and the rules and regulations

          promulgated thereunder with respect to the United States and any comparable or similar laws in France, Germany, Great Britain and the Netherlands.









                    "ERISA Affiliate" means any Person who is in the same

          controlled group of corporations or who is under common control with any Seller (within the meaning of Section 414 of the Code).

                    "Financial Statements" has the meaning ascribed to it

          in Section 3.14 and 4.9.

                    "GAAP" means generally accepted accounting principles,

          consistently applied throughout the specified period and in the immediately prior comparable period.

                    "Governmental or Regulatory Authority" means any court,

          tribunal, arbitrator, authority, agency, commission, official or other instrumentality of and foreign government, the United

          States or any state, county, city or other political subdivision.

                    "Hazardous Substance" shall mean any substance (a) the

          presence of which requires or may hereafter require notification,

          investigation or remediation under any Environmental Law; (b)

          which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response,

          Compensation and Liability Act (42 U.S.C. Section 9601 et seq.)

          and any applicable local statutes and the regulations promulgated thereunder; (c) which is toxic, explosive, corrosive, flammable,

          infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental

          authority, agency, department, commission, board, agency or







          instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (d) without limitation, which contains gasoline,

          diesel fuel or other petroleum products, asbestos or

          polychlorinated biphenyls.

                    "Indebtedness" of any Person means all obligations of

          such Person (i) for borrowed money, (ii) evidenced by notes,

          bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the

          obligations described in clauses (i) through (iv) above of any other Person.

                    "Intellectual Property" means all patents and patent

          rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models,

          processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical

          information, manufacturing, engineering and technical drawings,

          know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.









                    "Inter-Company Payables" shall mean any debt owed by

          one Person to another Person, to a parent, holding company or owner of a Person, to an Affiliate of a Person, to an Associate

          of a Person or to any person who owns, controls or is involved in managing any Person, directly or indirectly through other

          entities.

                    "Knowledge" means the actual knowledge of the relevant

          party or information which should reasonably have been known to the person based upon the information set forth in its books and records as of the relevant date.

                    "Law" means all laws, statutes, rules, regulations,

          ordinances and other pronouncements having the effect of law of the United States or any state, county, city, province  or other political subdivision of any Governmental or Regulatory

          Authority, or those applicable in any foreign jurisdiction where any of the parties, directly or through subsidiaries are present or engaged in business.

                    "Liabilities" means all Indebtedness, obligations and

          other liabilities of a Person (whether absolute, accrued,

          contingent, fixed or otherwise, or whether due or to become due).

                    "Licenses" means all licenses, permits, certificates of

          authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or

          Regulatory Authority.

                    "Liens" means any mortgage, pledge, assessment,

          security interest, lease, lien, adverse claim, levy, charge or







          other encumbrance of any kind, or any conditional sale Contract,

          title retention Contract or other Contract to give any of the foregoing.

                    "Order" means any writ, judgment, decree, injunction or

          similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                    "Pending" means, as to any Person with respect to an

          Action or Proceeding, that such Action or Proceeding has been commenced against such Person and has not been terminated, and that service of process has been duly made upon or written notice has otherwise been given to such Person as to such Action or

          Proceeding.

                    "Permitted Lien" means (i) any Lien for Taxes not yet

          due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a

          Liability that is not yet due or delinquent.

                    "Person" means any natural person, corporation, general

          partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or

          Regulatory Authority.

                    "Pre-Closing Tax Period" means any Tax period ending on

          or before the close of business on the Closing Date and, with respect to a Tax period that commences before but ends after the









          Closing Date, the portion of such period up to the close of business on the Closing Date.

                    "Security Agreements" means any security arrangements

          and collateral securing the repayment or other satisfaction of the Accounts Receivable.

                    "Taxes" means any federal, state, county, local or

          foreign taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental entity,

          and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in

          connection with the determination, settlement or litigation of any Tax liability.

                         (b)  Construction of Certain Terms and Phrases.

          Unless the context of this Agreement otherwise requires, (i)

          words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein,"

          "hereby" and derivative or similar words refer to this entire

          Agreement; (iv) the terms "Article", "Section" or "Paragraph"

          refer to the specified Article, Section or Paragraph of this

          Agreement; and (v) the phrase "ordinary course of business"

          refers to the business of a Person in connection with  such

          Person's Business.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business

          Days are specified.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them







          under GAAP.  Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors'

          rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                    12.2 Amendments.  This Agreement shall not be amended

          or modified except in writing, signed by both parties.

                    12.3 Successors.  This Agreement shall be binding upon

          and inure to the benefit of the parties hereto and their

          respective successors and assigns, provided neither party shall assign this Agreement or any rights herein without the other party's prior written consent.

                    12.4 License.  Transfer by VOLT to TRIPLE-I of the

          Shares does not include any right or license for TRIPLE-I or

          AUTOLOGIC to operate under any of the patents or technical information of VOLT or its Affiliates other than AUTOLOGIC, AIL or the VOLT SUBSIDIARIES.  None of TRIPLE-I, NEWCO or any NEWCO

          Subsidiary shall have any right to use in any way the names

          "VOLT" (alone or in combination with other words) or the logo of

          VOLT.

                    12.5 Merger.  All understandings and agreements

          heretofore existing between the parties regarding the purchase and sale of the Shares, including the letter of intent between the parties dated June 25, 1995, are merged into this Agreement







          and the schedules hereto, which fully and completely express the agreement of the parties and was entered into after adequate investigation, neither party relying upon any oral statement or representation not embodied in this Agreement, or the schedules hereto, made by the other; provided however, that VOLT

          acknowledges that TRIPLE-I has relied upon the fact that there are no false entries in the Books and Records of AUTOLOGIC, AIL and the VOLT SUBSIDIARIES and TRIPLE-I acknowledges that VOLT has relied upon the fact that there are no false entries in the Books and Records of TRIPLE-I and the TRIPLE-I SUBSIDIARIES.

                    12.6 Notices.  All notices, demands and requests

          required or permitted to be given under the provisions of this

          Agreement shall be in writing and shall be deemed given (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (c)

          on the third business day following the date of deposit in the

          United States mail if such notice or other communication is sent by certified or registered air mail with return receipt requested and postage thereon fully prepaid, or (d) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the following:

                    If to VOLT          VOLT INFORMATION SCIENCES, INC.
                                   addressed to:  1221 Avenue of the
          Americas
                                   New York, NY 10020






                                        Attention:  Mr. Irwin B. Robins

                    If to TRIPLE-I If before Closing:

                              INFORMATION INTERNATIONAL, INC.
                              addressed to:  5757 W. Century Blvd.,
                                             Suite 2000
                                             Los Angeles, CA  90045-6400
                                             Attention:  Treasurer

                               If after Closing:

                              AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                              addressed to:  1050 Rancho Conejo Boulevard
                                             Newbury Park, CA  91320-1717
                                             Attention:  Minority Directors

                    And if to NEWCO     If before Closing:

                              AUTOLOGIC, INC.
                              addressed to:  1050 Rancho Conejo Boulevard
                              Newbury Park, CA  91320-1717
                              Attention:  President (with a copy to
                                             Irwin Robins)

                    If after Closing:

                              AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                              addressed to:  1050 Rancho Conejo Boulevard
                                             Newbury Park, CA  91320-1717
                                             Attention:  President (with
                                                  a copy to Irwin Robins)


                    12.7 Governing Law.  This Agreement shall be governed

          by and construed according to the laws of the State of Delaware.

                    12.8 Schedules.  All Schedules referred to herein are

          hereby incorporated in this Agreement by reference and have been initialed for indemnification purposes by  Howard B.  Weinreich for VOLT and NEWCO, and by Harry Dahl for TRIPLE-I.

                    12.9 Headings.  The various headings used in this

          Agreement are for convenience only and are not to be used in









          interpreting the text of the Article in which they appear or to which they relate.

                    12.10     Counterparts.  This Agreement may be executed

          in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                    12.11     Arbitration and Alternative Dispute

          Resolution.  If a dispute arises out of or relates to this

          Agreement or the breach thereof and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the

          American Arbitration Association under its Commercial Mediation

          Rules before resorting to arbitration.  If the matter has not been resolved pursuant to the aforesaid mediation procedure within ninety (90) days of the commencement of such procedure,

          (which period may be extended by mutual agreement), or if either party will not participate in such procedure, the controversy shall be settled by arbitration in accordance with American

          Arbitration Association Commercial Arbitration Rules by three

          arbitrators who shall   be appointed as follows: (i) one by VOLT,

          (ii) one by TRIPLE-I if before the Closing or by the Minority

          Directors of NEWCO if after the Closing, and (iii) one who shall be appointed jointly by the initial two arbitrators and who shall serve as the presiding arbitrator.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16,

          and judgment upon the award rendered by the arbitrators may be







          entered by any court having jurisdiction thereof.  The place of arbitration shall be in the City of Los Angeles or such other location as the parties hereto may mutually agree.  The

          arbitrators are not empowered to award damages in excess of actual damages.



                    IN WITNESS WHEREOF, the parties hereto have caused this

          Agreement to be executed the day and year first written above.


                                        VOLT INFORMATION SCIENCES, INC.

          Attest:

          /s/Howard B. Weinreich        By: /s/William Shaw
          (Assistant Secretary)             Name: William Shaw
                                            Title: Chairman


                                        INFORMATION INTERNATIONAL, INC.

          Attest:

          /s/Brian W. LeClair           By: /s/Harry M. Dahl
          (Assistant Secretary)             Name: Harry M. Dahl
                                            Title:  Senior Vice President


                                        AUTOLOGIC, INC.
          Attest:

          /s/Howard B. Weinreich        By: /s/William Shaw
          (Assistant Secretary)             Name:  William Shaw
                                            Title: Chairman











